UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2018 (July 31, 2018)

ORANCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-28181	87-0574491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Plaza, Suite 2310 PMB# 21, New York, NY 10006
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code (646) 7593614

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report (the “Report”) contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” and elsewhere. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”), and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the accuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation:

●	Market acceptance of our products and services;

●	Competition from existing products or new products that may emerge;

●	The implementation of our business model and strategic plans for our business and our products;

●	Estimates of our future revenue, expenses, capital requirements and our need for financing;

●	Our financial performance;

●	Current and future government regulations;

●	Developments relating to our competitors; and

●	Other risks and uncertainties, including those listed under the section title “Risk Factors.”

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise, except as required by law.

Readers should read this Report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the SEC.

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EXPLANATORY NOTE

We were incorporated as Oranco, Inc. under the laws of the State of Nevada, on June 10, 1977. Prior to the Share Exchange (as defined below), we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). As a result of the Share Exchange, we have ceased to be a “shell company” and will continue the existing business operations of Reliant as a publicly traded company under the name “Oranco Inc.”

On June 29, 2018 (the “Closing Date”), we completed and closed a share exchange (the “Share Exchange”) under a Share Exchange Agreement (the “Share Exchange Agreement”), entered into by and among by and among (i) Oranco, Inc.(“ORNC”); (ii) Reliant Galaxy International Limited, a British Virgin Islands company with limited liability ( “Reliant”); (ii) and the shareholders of Reliant (“Sellers”) pursuant to which Reliant became a wholly owned subsidiary of ours. Pursuant to the Share Exchange Agreement, ORNC acquired from the Sellers all of the issued and outstanding equity interests of Reliant in exchange for 349,296,000 newly-issued shares of common stock of the Company to Sellers, of which 28,000,000 were issued at the closing date of June 29, 2018, and the remaining 321,296,000 shares shall be issued at the completion of the increase of the Company’s authorized shares (the “Common Stock”). As a result of the Share Exchange, the Sellers, as the former shareholders of Reliant, became the controlling shareholders of the Company. The Share Exchange was accounted for under the business combination under common control of accounting.

As used in this Report henceforward, unless otherwise stated or the context clearly indicates otherwise, the terms the “Registrant,” “we,” “us” and “our” refer to the consolidated Company and its subsidiaries at and after the Closing, giving effect to the Share Exchange.

This Current Report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

This Current Report responds to the following Items in Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 2.02	Results of Operations and Financial Condition

Item 3.02	Unregistered Sales of Equity Securities

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 5.06	Change in Shell Company Status

Item 9.01	Financial Statements and Exhibits

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Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

THE SHARE EXCHANGE AGREEMENT AND RELATED TRANSACTIONS

Share Exchange Agreement

On June 29, 2018, ORNC, Reliant, and the shareholders of Reliant entered into the Share Exchange Agreement, which closed on June 29, 2018. Pursuant to the terms of the Share Exchange Agreement, we will issue an aggregated 349,296,000 new shares of our common stock, par value $0.001 per share, of which 28,000,000 were issued at the closing date of June 29, 2018, and the remaining 321,296,000 shares shall be issued at the completion of the increase of the Company’s authorized shares, for all of the outstanding capital stock of Reliant with the result that Reliant became a wholly owned subsidiary of ours.

Pursuant to the Share Exchange, we acquired the business of Reliant, which is to engage in the sell and distribution of wine products in China and Hong Kong. As a result, we have ceased to be a shell company.

At the closing of the Share Exchange, 10,000 shares of Reliant capital stock issued and outstanding immediately prior to the closing of the Share Exchange were exchanged for 28,000,000 new shares of our Common Stock, and an additional 321,296,000 new shares which will be issued at the completion of the increase of the Company’s authorized shares.

The Share Exchange Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

The Share Exchange is intended to be treated as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

The issuance of shares of our Common Stock to holders of Reliant’s capital stock in connection with the Share Exchange was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act,  which exempts transactions by an issuer not involving any public offering, Regulation D promulgated by the SEC under that section and/or Regulation S promulgated by the SEC. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement, and some of these securities are subject to further contractual restrictions on transfer as described below.

The form of the Share Exchange Agreement is filed as an exhibit 2.1 to this Report.

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Pro Forma Ownership

Immediately after giving effect to the Share Exchange, there were 98,191,480 issued and outstanding shares of our Common Stock, which will become a total of 419,487,480 after the remaining 321,296,000 shares to be issued at the completion of the increase of the Company’s authorized shares, as follows:

●	The stockholders of Reliant prior to the Share Exchange hold 28,000,000 shares of our Common Stock, and an additional 321,296,000 shares shall be issued at the completion of the increase of the Company’s authorized shares, to make the total of 349,296,000 shares; and

●	The stockholders of the Company prior to the Share Exchange hold the remaining 70,191,480 shares of our Common Stock.

No other securities convertible into or exercisable or exchangeable for our Common Stock are outstanding. Our Common Stock is quoted on the OTC Pink marketplace under the symbol “ORNC”.

Accounting Treatment; Change of Control

The Share Exchange was accounted for under the business combination under common control of accounting. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Share Exchange will be those of Reliant and ORNC combined and will be recorded at the historical cost basis and the consolidated financial statements after completion of the Share Exchange will include the combined assets and liabilities of Reliant and ORNC from the closing date of the Share Exchange.

As a result of the issuance of the shares of our Common Stock pursuant to the Share Exchange, a change in control of the Company occurred as of the date of consummation of the Share Exchange. Except as described in this Current Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our Board of Directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

We continue to be a “smaller reporting company,” as defined under the Exchange Act, following the Share Exchange.

Following the Share Exchange, the Company will no longer be designated as a shell company.

Form 10 Information

Prior to the Share Exchange, the Company had nominal operations. We were deemed a “shell company,” as defined in Rule 12b-2 of the Exchange Act, and in light of the lack of operations prior to the completion of the Share Exchange.

Immediately following the Share Exchange, the business of Reliant became our business. Reliant is engaged in the business of retail and wholesale of a wide spectrum of wine products in China and Hong Kong.

With the resulting change in our business, we are voluntarily providing the information as is required pursuant to Item 2.01(f) of Form 8-K as if we were filing a general form for registration of securities on Form 10 under the Exchange Act for our Common Stock, which is the only class of our securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Share Exchange.

DESCRIPTION OF BUSINESS

Prior to the Share Exchange, we were a shell company with no substantive operations. The purpose of the Company was to seek and investigating potential assets, properties or businesses to acquire while complying with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

Immediately following the Share Exchange, the businesses of Reliant became our businesses. Reliant is engaged in alcohol wholesale in China through its operating subsidiary, Fenyang Huaxin Wine Industry Development Co., Ltd. (“Huaxin”).

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Overview

Huaxin is committed to alcohol wholesale business in China. We currently focus our business on the sale of Chinese Fenjiu liquor and imported wines. We run a growing alcoholic beverage business guided by a core purpose: to promote premium alcoholic beverages to China’s population. We aim to achieve this purpose by catering to the ever-evolving tastes in alcohols through our creative marketing strategies and innovative product designs that target different age groups of China’s population. To that end, we have hired marketing talents who have decades of experience in effective alcohol brand building. As a result, we have managed to respond to the demand for Chinese Fenjiu liquor and imported wines in the Chinese marketplace.

Corporate History and Structure of our PRC Operation

Corporate Organization Chart

The following is an organizational chart setting forth our corporate structure, immediately following the Closing:

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History

On December 26, 2017, Million Success Business Limited, a British Virgin Islands corporation (“Buyer”) entered into a Share Purchase Agreement (“Purchase Agreement”) with the then largest shareholder of the Company, Mr. Claudio Gianascio, who owned 90.4% of the total outstanding shares of the Company (“Seller”). Pursuant to the terms of the Purchase Agreement, the Seller sold to the Buyer all of his shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), or 38,121,530 shares of the Common Stock for $340,000 (such transaction, the “Share Purchase”). The Share Purchase closed on December 29, 2017.

At the closing of the Share Purchase, there was a change in our board and executive officers. Mr. Claudio Gianascio, sole director, President, Treasurer and Secretary of the Company appointed Mr. Peng Yang to serve as sole director, President, Treasurer and Secretary of the Company, with such appointment effective on January 5, 2018, being ten days from the date the Information Statement on Schedule 14F-1 (the “Schedule 14F-1”) reporting the change in control as a result of the Share Purchase was mailed to all the stockholders of the Company. Mr. Gianascio resigned from all his positions with the Company effective on January 5, 2018.

Current Business

The popularity behind Chinese Fenjiu liquor is its unique combination of light alcohol fragrance and its soft and subtle sweetness. This combination has been one of the predominant taste preference amongst Chinese drinkers. Our Chinese Fenjiu liquor is a 53-proof clear spirit with a long lasting clean after taste. Our strategic partner, Shanxi Xinghuacun Liquor Group Wine Industry Development Zone Sales Co., Ltd. (“Fenjiu Group”), produces our Chinese Fenjiu product. Its brewing process is guided by the principle of “clean” and “pure”, and such standard is achieved by double fermentation and double distillation process in order to increase the yield of ethanol and expel any unfavorable flavors. The fermented grains, usually sorghum and barley, will be distilled; the distilled grains will be fermented once more; then the re-fermented grains will be distilled again.

Modern competition among different types of Chinese hard liquor is largely dependent on brand recognition that was built upon decades of customer goodwill and unique marketing strategies. Fenjiu liquor is recognized highly amongst Chinese public. It has long been a common liquor choice for traditional Chinese festivities, thus enjoying a deep cultural recognition amongst Chinese drinkers.

We believe that Fenjiu liquor presents great business opportunities for us to utilize creative product designs and marketing strategies to attract Chinese consumers. Collaborating with the Fenjiu Group, the sole producer of Fenjiu liquor in China, we have been focusing on product design to try to convey a modern feel to our Fenjiu products while maintaining Fenjiu liquor’s historical elegance. We believe our designer packaging stands out from our competitors’, symbolized by its bright coloring and prominently fat-bellied jars. With creative designs and stylized name, our registered trademarks, such as Dagangjiu (translated as “Big Jar Liquor”), are effective in capturing young and older Chinese populations’ attention.

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Established in 2017, we believe our imported wine distribution business has a high growth potential as evidenced from the marked prices of the imported wines from Spain and New Zealand, countries from where we import our wine products, in the current Chinese market. A great majority of competitive players have priced their 750mL bottles of wine imported from Spain and New Zealand well above RMB 200 ($31). This price falls within the premium range in the general Chinese wine market. Within the general Chinese wine market, the premium range enjoyed the highest year-on-year growth compared to other price tiers of wine in 2017. This pricing trend for premium wines is applicable to imported wine from Spain and New Zealand, which we believe will benefit our growth in 2018. Accordingly, our strategy is to continue pricing our imported wine products within the premium range levels to generate higher margins. Though marketing and brand identity are still integral part of wine business in China, wine sales are highly driven by the origin of the wines. Since Spanish and New Zealand are considered prime origins for wine productions, our wine products will continue grab the attention of Chinese drinkers, ensuring the sustainable growth of our imported wine business.

We have strategically organized our wholesale and marketing channels. We sell directly to our six major distributors who then retail our products to over 300 store fronts and outlets. Even though we do not retail our products online, we believe internet is a great way to market our products. Aside from promoting our products through traditional TV platforms, we have established our reputation on existing major Chinese e-commerce platforms such as Taobao.com and further enhanced our business goodwill through our marketing on online-to-offline (“O2O”), business-to-business (“B2B”) and business-to-consumer (“B2C”) platforms. We promote our Fenjiu liquors and imported wine through WeChat and other social media apps to strengthen our marketing efforts and to educate general public on Chinese liquor tasting and history of Chinese Fenjiu liquors.

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We believe that effective marketing strategies and creative product designs are two major contributing factors to our success. To improve and maintain the effectiveness of our marketing strategies, we have established integrated and collaborative processes to drive coordinated operations across our marketing efforts and sales. Our marketing strategies enable us to promote multiple sales concepts across two major alcohol categories, effectively attracting different age and cultural groups of Chinese populations. Our marketing plans are strategically designed to be efficiently executed and are tailored to meet unique taste and evolving demands of Chinese people. As a result, we believe that the Company’s innovative and highly-customized designs draw considerable public attention, which in turns is a factor in maximizing sales. As an example, in May 2015, we introduced a new line of product, “Qishierbian” (translated as “72 Earthly Transformations”), which brings modern visuals, ancient stories and new interpretations of Chinese culture to traditional Fenjiu liquor. This has helped creating acceptance of Fenjiu liquor from younger generations and its success reflects the changing needs and preferences of the Chinese populations. Over the past three years, we have generated approximately $2,395,120 in revenue under “Qishierbian”.  We believe it is essential to improve the overall business sustainability through focusing on marketing strategies and creative product designs to support our success.

For the year ended June 30, 2017, we generated revenue of approximately 84.8% from Fenjiu liquor wholesale and approximately 15.2% from imported wine wholesale. For the year ended June 30, 2016 100% of our revenue was generated from Fenjiu liquor. We have not experienced any seasonality in our business.

Industry Overview

Chinese Fenjiu Liquor Market

We believe that the long-term demand for Chinese hard liquor, especially Fenjiu liquor, will continue to grow in China. The overall business environment has been optimistic, due to the continuous economic growth evidenced by significant growth of Chinese nominal gross domestic product (“GDP”). This has led to an ever-increasing growth in China’s per capita expenditures on food, tobacco, and alcoholic beverages, indicating increased consumers’ disposable income and willingness to spend money on alcoholic beverages in general. According to the National Bureau of Statistics of China, the sales ratio of Chinese liquor in China has remained relatively flat between 2012 and 2016 Given the increasing purchasing power and improving living standards, the sales volume of Chinese liquor increased from 11,267.0 million liters in 2012 to 13.057.1 million liters in 2016, with a compound annual growth rate (“CAGR”) of 3.8%. Overall, we believe consumers are increasingly interested in drinking better quality liquor. We expect that with the Chinese consumers’ increasing purchasing power he consumption of Chinese liquor will shift to higher quality products and therefore the Chinese liquor market is expected to experience growth in the near future. According to CIC report, there are approximately 1,578 Chinese liquor producers in China with annual revenue above RMB 20 million in 2016. These producers are mainly located in the southwest, northeast and central China. Given the Chinese government’s implementation of policies designed to control and limit spending on “the three public consumptions”, namely overseas travel, receptions, and official cars, the high-end Chinese liquor market in China has undergone extensive restructuring since 2012.

Fenjiu Group and its subsidiaries are the sole suppliers of Fenjiu liquor in China. Fenjiu liquor has a relatively long history, and is one of the world-famous Chinese liquor brands. Due to the Chinese government’s implementation of policies meant to control and limit spending on “the three public consumptions”, sales revenue in the Fenjiu liquor market have followed a downward trend since 2012. However, with increasing per capita incomes and rising demand for mid- to high-range products, the Fenjiu liquor market started to rebound in 2015, the market having expanded in terms of sales revenue to reach RMB5,117.9 million in 2016. Shanxi Province is the cradle and main market of Fenjiu liquor Since approximately 55% of Fenjiu liquor in terms of sales revenue was achieved in Shanxi in 2016. It is expected that sales revenue of Fenjiu liquor will reach a further RMB10,532 million in China by 2022, increasing at a CAGR of 12.8% between 2016 and 2022.

According to CIC report, at the end of 2016, the total number of Fenjiu liquor distributors reached 987 in China. The Fenjiu liquor distribution market is highly competitive with no single distributor occupying a lion’s share of the market.

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There are relatively high entry barriers for new competitors in the Fenjiu liquor distribution market. Firstly, it is important for new entrants to get an authorization from Fenjiu Group, which is the sole provider of Fenjiu liquor products in China, to distribute Fenjiu Group’s products. Fenjiu Group started placing stricter requirements on its distributors, including, for example, new sales target, rich experience in the industry, good past performance in cooperation with the Group, etc. Thus, it has become increasingly difficult for new players to enter the market. Fenjiu liquor enjoys widespread popularity in and around Shanxi Province, with markets in other parts of China being significantly smaller. It is therefore important for new entrants to have a pre-existing distribution network in certain regions of China in order to be successful. It remains risky for new entrants to enter into new areas where Fenjiu liquor is not yet fully established and where the distribution market is already saturated. Distributors range from mom-and-pop stores in Shanxi Province to larger companies with years of experience in the Fenjiu liquor industry, each competing for a fair share of the market. Intense competition arises between distributors within the same region, selling the same or different Fenjiu brands. Fenjiu liquor includes a variety of products, differing in terms of ABV, vintage, recipe, etc. Although there are no dominant varieties in the market, some are preferred by end consumers more than others. However, almost all of these popular varieties have already been taken up by exclusive distributors. Thus, new entrants might find it difficult to source popular products directly from Fenjiu Group or will be left to source them from existing distributors, which entails lower profit margins.

Chinese Wine Market

According to International Organization of Vine and Wine (OIV), the per capita wine consumption in China is much lower than US average level between 2012 and 2016. After the reduction on “three public consumptions” in 2013, China’s per capita consumption showed a further decrease. However, the consumption pattern has changed and the wine consumption has grown into a mass consumption accompanied with a decrease in wine price. Compared with the world average consumption, China’s per capita wine consumption has been around one-third of the world’s average since 2010. The relatively low per capita wine consumption in China indicates great growth potential for the China’s wine market in the future.

According to the CIC report, during the forecasted period from 2017 to 2022, Chinese consumers will develop the habit of drinking wine rather than other alcoholic beverages for the consideration of their health. In addition, the development of O2O platforms selling wine will most certainly facilitate the purchase of wine in China.

There are three market drivers for the China’s wine market. Firstly, China’s per capita disposable income has been increasing rapidly mainly due to increasing wages. Rising disposable income translates into increasing purchasing power for Chinese people; it also means that Chinese people tend to focus more on their quality of life. As wine is seen in China as a premium product with some benefic health effect, we believe that increasing purchasing power will stimulate the further growth of wine consumption. Chinese people pay more attention to drinking for health rather than drinking abusively. The functions of drinking wine, such as beautification and antioxidation, play an important role in contributing to its consumption, especially for female customers. Secondly, China’s urbanization rate has been improving greatly during the past decades and Chinese government sets up the goal that the urbanization rate of China is set to reach 60% by 2020. With the further improvement of urbanization rate in China, the retail sales market is experiencing a rapid growth in urban regions in China. Along with the adoption of the two-child policy, more couples will give birth to two child and they will grow into the potential customers of wine in the future, increasing the purchasing power of China in wine market. Thirdly, there are favorable national and international policies for imported wine. According to bilateral trade agreements signed by PRC government with New Zealand, Chile and Australia, imported goods from the three countries will benefit from low tariff rates, effective from 2019. According to those agreements, by 2019, these tariffs will be totally eliminated. This favorable policy should reduce the wine retailing price and hence contribute to a growth in sales.

Our Strengths

Our Company has a high brand recognition in the Chinese Fenjiu liquor market

Our “Dagangjiu” brand Fenjiu liquor is one of the Chinese Fenjiu liquor market’s popular brands. We believe that we have built a reputation among Chinese drinkers as a reliable Fenjiu liquor brand. Our customers chooses our Fenjiu products for personal enjoyment, gifts for loved ones or superior quality alcohol for special occasions such as weddings and other traditional Chinese festivities. We have also leveraged the strength of the Fenjiu Group to become one of the leading Fenjiu brand in international alcohol festivals such as the World Wine Culture Expo held in Shanxin, China in 2017. We believe our high brand recognition anchors our packaging and distribution business with strong customer goodwill in Shanxi province and beyond, providing us with a competitive advantage.

Our Marketing Experts’ Extensive Experience and Superior Reputation in our Industry

We believe that our competitors’ marketing team cannot match our marketing experts’ extensive industry experience and their superior reputation. We believe our commercial campaigns build strong credibility with consumers and potential liquor distribution partners and shape the market trends of consumer preferences and business evolutions in the industry.

Additionally, we believe our marketing expertise and design proficiency required to successfully attract new customers combined with our ability to generate a range of business concepts and capability to customize each sales opportunity according to customers’ need are advantages when competing in the Chinese Fenjiu market. Our expertise also allows us to successfully manage the numerous regional and cultural complexities involved in operating a traditional liquor business in China.

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A Flexible Business Model

Our current business model is flexible. It can be diversified in terms of the product flavors we serve and producers we sign commissions with. While operating a mix of marketing campaigns and business concepts under our own registered trademarks “Dagangjiu” and “Dagang Jiufang”, we entrust the liquor production to reputed large-scale producers. Currently, we are in a strategic partnership with Fenjiu Group.

Although our current business strategy emphasizes on the marketing, packaging and distribution of Fenjiu liquor and imported wines, should we want to change our business strategy to cater to more popular product types such as Luzhou-flavor liquor and Maotai-flavor liquor, we can quickly adjust our marketing concepts and product packaging to meet customers’ evolving needs and preferences. Since our bard is well recognized and the intellectual property used for our brand is owned by us, we can change our strategic partnerships to address new product preferences while maintaining our accumulated goodwill. This approach enables us to update marketing concepts and product mix any time and allows us to be flexible in our marketing approach.

This reliable and flexible business model has contributed to the marketing resilience of our business performance.

Service-driven and Cohesive Management Team

Our talented and dedicated senior management team has guided our organization through its expansion and, we believe, positioned us for continued growth. Each member of our team has an average of 20 years of expertise. Additionally, our management team possesses extensive experience across a broad range of disciplines, including Chinese liquor marketing, sales, E-Commerce, finance, franchising and business management. Our management team embraces our core purpose to “promote premium alcoholic beverages to Chinese population of all ages” and exemplifies our passionate and customer-oriented culture, which is shared by our employees throughout our company. We believe this results in a service-driven and cohesive management team focused on long-term business growth.

Principal Products and Services

For the year ended June 30, 2017, we generated revenue of approximately 84.8% from Fenjiu liquor wholesale and approximately 15.2% from imported wine wholesale. For the year ended June 30, 2016, 100% of our revenue was generated from Fenjiu liquor wholesale. We have not experienced any seasonality in our business.

Fenjiu Liquor Wholesale

For our Fenjiu liquor wholesale business, we secure strategic partnership with dealers based on our market survey data, market positioning data, sales channels data, sales capabilities data and sales potential evaluation. We further evaluate dealers according to their geographical and administrative area and categorize them into provincial, municipal and county agents. We establish cooperative relationships and strategic sales partnership amongst them to further facilitate the sales of our products. We wholesale our Fenjiu liquor products directly to these dealers.

In addition, we target dealers with sales access to retail stores and outlets. We sell our Fenjiu products with simple and bulk packaging to these dealers. The main idea is to achieve profitable margins through the reduction of high-end designs and packaging while maintaining a relatively low-price of our Fenjiu liquor products. In this way, we reach more Chinese customers through the cost-effectiveness of our products. We sell our products to our dealers who then resell these products to retail stores and outlets.

Revenue generated from our Fenjiu liquor wholesale business accounted for 84.8% and 100%, respectively, of the total revenue derived from our general business in 2016 and 2017.

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Imported Wine Wholesale

For our imported wine wholesale business, we secure strategic partnership with dealers based on our market survey data, market positioning data, sales channels data, sales capabilities data and sales potential evaluation. We further evaluate dealers according to their geographical and administrative area and categorize them into provincial, municipal and county agents. We establish cooperative relationships and strategic sales partnership amongst them to further facilitate the sales of our products. We wholesale our imported wines directly to these dealers.

Revenue generated from our imported wine wholesale business accounted for 10.1% of the total revenue derived from our general business in 2017.

Competition

There is intense competition in the Chinese liquor market. As a result, customers face a tremendous number of choices when deciding which brand or product to choose from.

Fenjiu Group has nearly 1,000 multi-layered distributors, with these distributors often serving as Fenjiu brand co-builders. Although the Fenjiu Group is now widely known as the only producer of Fenjiu throughout the market, intense competition in the wholesale market remains since Fenjiu liquor distributors will continue working to co-build and enhance their respective brand image alongside Fenjiu Group to capture additional market share from competitors. By the end of 2016, there were nearly 1,000 distributors of Fenjiu liquor in China. Distributors range from mom-and-pop stores in Shanxi Province to larger companies with years of experience in the Fenjiu liquor industry, each competing for a fair share of the market. Competition is even more intense amongst the distributors within the same region.

The Chinese wine industry is very competitive. Competitors conduct various marketing activities and pricing strategies in an effort to keep their market shares, which directly impact our sales, revenues and profitability. We follow the market trend constantly and adjust our own advertising, promotion, pricing and sourcing strategies accordingly. In addition, competitors in the Chinese wine market competes against us for regaining highly qualified marketing personnel and staff members.

In response to the intense competition in the Chinese liquor market, we have implemented a number of initiatives designed to expand revenues. Our revenue enhancement initiatives include expanding our marketing efforts, developing new products and working with start-up and bulk-sale customers to decrease our marketing costs.

Regulations

Huaxin is committed to alcohol wholesale business, including Fenjiu liquor wholesale and imported wine wholesale, in China. Huaxin is subject to various existing and probable governmental regulations on its alcohol wholesale business.

According to the Regulations on Administration of Liquor of Shanxi Province (山西省酒类管理条例), which came into effect on January 1, 2000, entity or individual that engages in liquor wholesale in Shanxi Province shall apply for License for Liquor Wholesale. Huaxin has obtained the License for Liquor Wholesale and such license will expire on December 31, 2018. Also, Huaxin is required to obtain the Food Operation License pursuant to the Administrative Measures for Food Operation Licensing (食品经营许可管理办法), which came into effect on November 17, 2017. Currently Huaxin has obtained Food Operation License and such license will expire on August 31, 2022. Nevertheless, Huaxin may be subject to penalties by PRC regulatory authorities if the wholesale license and food operation license are not timely renewed after expiration.

Regarding the wine importation business, (1) according to the Foreign Trade Law of the People's Republic of China (Revised in 2016) (中华人民共和国对外贸易法), a foreign trade operator engaged in import and export of goods shall make registration for record with the regulatory authorities; (2) according to the Administrative Provisions of the Customs of the People's Republic of China on the Registration of Customs Declaration Entities (中华人民共和国海关报关单位注册登记管理规定), consignors and consignees of imported and exported goods shall go through customs declaration entity registration formalities with their local Customs in accordance with the applicable provisions. Currently Huaxin has completed the registration for record as a foreign trade operator, and has obtained Certificate of the Customs of the People's Republic of China on the Registration of Customs Declaration Entities. Nevertheless, Huaxin may be subject to penalties by PRC regulatory authorities if Huaxin fails to go through the modification formalities in the event of a change to any of its details registered with the competent governmental authorities including its name, nature, domicile and legal representative.

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Customers

Our customers are downstream distributors. We rely upon several of our large customers from whom we generated substantial revenue each year, and the composition of our largest customers has changed from year to year. For the year ended June 30, 2018, five of our customers, Beijing Huaxin Rongfa Trading Co., Ltd., Fuqing Jingjing Trading Co., Ltd., Shanghai Baiwang Trading Co., Ltd., New Jinxing Trading (Fujian) Group Co., Ltd. and Shanxi Moeneng Trading Co., Ltd. represented approximately 16.3%, 16.2%, 11.5%, 11.2% and 10.6% of Huaxin’s revenue, respectively. For the year ended June 30, 2017, four of our customers, Fuqing Jingjing Trading Co., Ltd., Beijing Huaxin Rongfa Trading Co., Ltd., New Jinxing Trading (Fujian) Group Co., Ltd. and Shanghai Baiwang Trading Co., Ltd. represented approximately 27%, 30%, 11% and 15% of Huaxin’s revenue, respectively. Huaxin currently engages its major customers with purchase agreements negotiated on an arm’s length basis. These purchase agreements customarily cover a one-year period and contain material subsections such as targeted customers’ selling goals, representation and warranties of the customers, rights and responsibility of the customers, pricing adjustment, logistics and shipping, payment methods, downstream management and dispute resolutions. While we believe that one or more of our major customers could account for a significant portion of our sales for at least the year 2019, we anticipate that our customer base will continue to expand and that in the future we will be less dependent on major customers.

Suppliers

We primarily rely upon five main suppliers from whom we purchase materials each year. For the year ended June 30, 2018, five of our suppliers, Shanxi Xinghuacun Liquor Group Wine Industry Development Zone Sales Co., Ltd., Fuzhou Tongshunda Trading Co., Ltd., Fenyang Xinghua Haokoufu Wine Industry Flagship Store, Shanxi Yuanquan Drinking Co., Ltd. and Shanxi Xinjin Merchants Wine Group Co., Ltd., accounted for 41%, 17%, 10%, 8% and 8% of our total supply purchases. For the year ended June 30, 2017, five of our suppliers, Shanxi Yuanquan Drinking Co., Ltd., Shanxi Wanli Wine Industry Sales Co., Ltd., Fuyang City Xinghua Haokoufu Wine Industry Flagship Store, Shanxi Xinjin Merchants Wine Group Co., Ltd. and Fuzhou Tongshunda Trading Co., Ltd. represented for 45%, 21%, 13%, 11% and 8% of the total supply purchases. All suppliers contracts with large suppliers were entered from year to year on an arm’s length basis.

In general, we enter into procurement agreements in the ordinary course of business with our suppliers, pursuant to a form of supply order typically on a “deal by deal” basis. However, we have a strategic partnership with Fenjiu Group. We entered into a partnership agreement with Fenjiu Group on June 30, 2017, pursuant to which Fenjiu Group has agreed to supply us $4,379,850 worth of Fenjiu liquor during a three-year period. We are committed to buy and sell $4,379,850 worth of Fenjiu liquor pursuant to the strategic partnership agreement.

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Intellectual Property

Protection of our intellectual property is a strategic priority for our business. We rely on a combination of patent, copyright, trademark and trade secret laws, as well as confidentiality agreements, to establish and protect our proprietary rights. We do not rely on third-party licenses of intellectual property for use in our business.

As of the date of this 8-K Report, we had obtained 2 patents for liquor-making devices that can change proofs of various liquors, both of which were registered in 2015. Our issued PRC patents will expire in 2025. As of the date of this 8-K Report, we had registered 10 trademarks and had submitted 11 additional trademark applications. Our registered PRC trademarks will expire between 2024 and 2028 but can be renewed before the trademarks’ respective expiration date. As of the date of this 8-K Report, we had obtained 2 registered domain names.

In addition to the foregoing protections, we generally control access to and use of our proprietary and other confidential information through the use of internal and external controls, such as use of confidentiality agreement with our employees and outside consultants.

Properties

Prior to the change in control, the Company’s office is located at One Liberty Plaza, Suite 2310 PMB# 21, New York, NY 10006. Because the Company has had no business, its activities will be limited to keeping itself in good standing in the State of Nevada, seeking out acquisitions, reorganizations or mergers and preparing and filing the appropriate reports with the SEC. These activities have consumed an insubstantial amount of management’s time.

After the change in control, ORNC adopts the business of Reliant. Reliant’s corporate office is located at Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

Huaxin’s headquarters are located at Building 22, Baihui Shoufu, Xinghuacun Town, Fenyang City, Shanxi Province, China, where we own the property with an aggregate floor area of approximately 1561.6 square meters. This includes Huaxin’s sales and marketing office, communication and business development office and our management and operations facilities.

Huaxin currently lease from Fenyang Baihui Real Estate Co., Ltd. on an arm’s length basis, approximately 50 square meters of office space at No.2, 1st Floor, Block A4, Baihui Shoufu, Xinghuacun Town, Fenyang City, Shanxi Province, China under a lease that expires on September 6, 2018 and can be renewed subject to mutual agreements by both parties.

Huaxin also currently lease from Taiyuan Xiangyu Enterprise Management Consulting Co. Ltd. on an arm’s length basis, approximately 100 square meters of office space at No.5, Unit 1, Building 2, No. 343, Fenyang Road, Xiaodian District, Taiyuan City, Shanxi Province, China under a lease that expires on November 9, 2018 and can be renewed subject to mutual agreements by both parties.

Huaxin also currently lease from Shanxi Zhanpeng Metal Products Co., Ltd. on an arm’s length basis, approximately 1000  square meters of office space at No. 2, South Hero Road, Fenyang City, Shanxi Province, China under a lease that expires on March 9, 2021 and can be renewed subject to mutual agreements by both parties.

Huaxin also currently lease from Ms. Jiangmei Guo on an arm’s length basis, approximately 140 square meters of office space at No. 1011, Unit 2, Unit 1, Wenxingyuan, Xiaodian District, Fenyang City, Shanxi Province, China under a lease that expires on December 8, 2018 and can be renewed subject to mutual agreements by both parties.

Huaxin also currently lease from Mr. Genshan Zhao on an arm’s length basis, approximately 60 square meters of office space at Room 915, Wufeng International, No. 11 Zhenxing Street, High-Tech Zone, Taiyuan City, Shanxi Province, China under a lease that expires on September 30, 2018 and can be renewed subject to mutual agreements by both parties.

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Huaxin also currently lease from Mr. Jianhong Zhang on an arm’s length basis, approximately 50 square meters of office space at Room 903, 9th Floor, Wufeng International Building, High-tech Development Zone, Taiyuan City, Shanxi Province, China under a lease that expires on September 20, 2018 and can be renewed subject to mutual agreements by both parties.

In addition, Huaxin currently lease from Fenyang City Jiudu Xinhua Liquor Trading Center Co., Ltd. on an arm’s length basis, approximately 1200 square meters of warehouse space at South District if Shudao Avenue, High-Speed Exit, Xinghua Village, Fenyang City, Shanxi Province, China under a lease that expires on January 11, 2019 and can be renewed subject to mutual agreements by both parties.

We believe that our current facilities are adequate and suitable for our operations.

Employees

As of the date of this report, we had 54 employees throughout our operations in 4 offices and 3 warehouses. None of our employees are covered by a collective bargaining agreement. We have not experienced any work stoppages and we consider our relations with our employees to be good.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against the Company. No director, executive officer or affiliate of the Company or owner of record or beneficially of more than five percent of the Company’s common stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.

WHERE YOU CAN FIND MORE INFORMATION

The registrant is subject to the requirements of the Exchange Act, and files reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the public reference room maintained by the SEC at its Public Reference Room, located at 100 F Street, N.E. Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC also maintains a web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

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RISK FACTORS

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, we are not required to provide information required by this Item.

Our business operations are subject to various risks related to doing business in china.

First, we conduct all of our operations and all of our revenue is generated in the PRC. Accordingly, economic, political and legal developments in the PRC will significantly affect our business, financial condition, results of operations and prospects. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation, particularly those dealing with the Internet, including censorship and other restriction on material which can be transmitted over the Internet, security, intellectual property, money laundering, taxation and other laws that affect our ability to operate our business through mobile APP.

Second, since our business is dependent upon government policies that encourage a market-based economy, change in the political or economic climate in the PRC may impair our ability to operate profitably, if at all. The PRC government continues to exercise significant control over economic growth in the PRC and we are dependent upon the PRC government pursuing policies that encourage private ownership of businesses. Restrictions on private ownership of businesses would affect the e-commerce and lodging services in general.

Third, PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitable. The Laws and regulations regarding the interpretation and application of PRC laws that governs our business and the enforcement and performance of our arrangements with customers in certain circumstances are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively, which may have adverse effect on our business.

In addition, because our business is conducted in RMB and the price of our Common Stock is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments. Fluctuation in the exchange rate between the RMB and dollar resulting from economic conditions and others affect the value of our assets and the results of our operations in United States dollars. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue and financial condition.

Further, the Enterprise Income Tax Law (“EIT Law”) and its implementing rules provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” under PRC tax laws. However, there are no detailed rules or precedents governing the procedures and specific criteria for determining “de facto management body.” If we are deemed as a PRC “resident enterprise,” we will be subject to PRC enterprise income tax on our worldwide income at a uniform tax rate of 25%, although dividends distributed to us from our existing PRC subsidiary and any other PRC subsidiaries which we may establish from time to time could be exempt from the PRC dividend withholding tax due to our PRC “resident recipient” status. In addition, any dividends we pay to our non-PRC investors, and the gains realized from the transfer of our Common Stocks may be considered income derived from sources within the PRC and be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty). This could have a material and adverse effect on our overall effective tax rate, our income tax expenses, our net income and our dividends paid to our shareholders.

Finally, there are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits. Under the PRC EIT Law and its implementation rules, the profits of a foreign invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and the PRC, such rate may be reduced to 5% if a Hong Kong resident enterprise owns more than 25% of the equity interest in the PRC company. Our PRC subsidiary is wholly-owned by our Hong Kong subsidiary. In current practice, a Hong Kong enterprise must obtain a tax resident certificate from the relevant Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority. Additionally, even after we obtain the Hong Kong tax resident certificate, we are required by applicable tax laws and regulations to file required forms and materials with relevant PRC tax authorities to prove that we can enjoy 5% lower PRC withholding tax rate. There is no assurance that the PRC tax authorities will approve the 5% withholding tax rate on dividends received from our Hong Kong business entity.

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Item 2.02	Results of Operations and Financial Condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

The statements in this discussion that are not historical facts are “forward-looking statements.” The words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “continue,” the negative forms thereof, or similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements are identified by those words or expressions. Forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control. Actual results, performance or achievements may differ materially from those expressed or implied by forward-looking statements depending on a variety of important factors, including, but not limited to, weather, local, regional, national and global coke and coal price fluctuations, levels of coal and coke production in the region, the demand for raw materials such as iron and steel which require coke to produce, availability of financing and interest rates, competition, changes in, or failure to comply with, government regulations, costs, uncertainties and other effects of legal and other administrative proceedings, and other risks and uncertainties. We are not undertaking to update or revise any forward-looking statement, whether as a result of new information, future events or circumstances or otherwise.

Factors Affecting Financial Performance

We believe that the following factors will affect our financial performance:

Increasing demand for our products - The increasing demand for our Fenjiu liquor products and our imported wines products, will have a positive impact on our financial position. We plan to expand our distribution network, aimed at increasing awareness of our brand, developing customer loyalty, meeting customer demands in various markets and providing solid foundations for our continuous growth. As of the date of this Report however, we do not have any agreements, undertakings or understandings to expand our distribution network and there can be no guarantee that we ever will.

Expansion of our sales network - To meet the increasing demand for our products, we need to expand our sales network. In the short-run, we intend to increase our investment in personnel training, information technology applications and logistic system upgrades.

Maintaining effective control of our costs and expenses - We will focus on improving our long-term cost control strategies including establishing long-term alliances with certain suppliers. We will carry forward the economies of scale and advantages from our nationwide distribution network and diversified offerings. Moreover, we will step up our efforts in improvements over quality management, procurement processes and cost control, and give full play to the trustworthy sales teams to maximize our profit and bring better long-term return for our shareholders.

Economic and Political Risks

Our operations are conducted primarily in the PRC. Accordingly, our business, financial conditions and results may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

Our operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks with, among others, the political, economic and legal environment and foreign currency exchange. Our Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversions, remittances abroad, and rates and methods of taxation, among other things.

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Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements as well as the reported amounts of revenue and expenses during the reporting period. Critical accounting policies are those accounting policies that may be material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change, and that have a material impact on financial condition or operating performance. While we base our estimates and judgments on our experience and on various other factors that we believe to be reasonable under the circumstances, actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies used in the preparation of our consolidated financial statements require significant judgments and estimates. For additional information relating to these and other accounting policies, see our consolidated financial statements included elsewhere in this Report.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements as well as the reported amounts of revenue and expenses during the reporting period. Significant estimates required to be made by management include, but are not limited to, useful lives of property, plant, and equipment, the recoverability of long-lived assets and the valuation of accounts receivable, accrued expenses and taxes payable and inventories. Actual results could differ from those estimates.

Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as necessary. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, the customers’ historical payment history, their current credit-worthiness and current economic trends. Accounts are written off against the allowance after efforts at collection prove unsuccessful.

Inventories

Inventories, which are stated at the lower of cost or current market value, consist of raw materials, work-in-progress, and finished goods related to the Company’s products. Cost is determined using the first in first out (“FIFO”) method. Market is the lower of replacement cost or net realizable value. Agricultural products that the Company farms are recorded at cost, which includes direct costs such as seed selection, fertilizer, labor cost and contract fees that are spent in growing agricultural products on the leased farmland, and indirect costs which include amortization of prepayments of farmland leases and farmland development cost. All the costs are accumulated until the time of harvest and then allocated to the harvested crops costs when they are sold. The Company periodically evaluates its inventory and records an inventory reserve for certain inventories that may not be saleable.

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Revenue Recognition

The Company recognizes revenue from sales of wine products. Revenue from the sale of goods is recognized when the significant risks and rewards of ownership have been transferred to the buyer, provided that the Group maintains neither managerial involvement to the degree usually associated with ownership, nor effective control over the goods sold. This is usually taken as the time when the goods are delivered and the customers have accepted the goods.

Fair Value of Financial Instruments

The Company follows the provisions of ASC 820, “Fair Value Measurements and Disclosures.” ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying value of financial instruments included in current assets and liabilities approximate their fair values because of the short-term nature of these instruments.

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Results of Operations

Overview

a) For the years ended June 30, 2017 and 2016

	Years Ended June 30,		Variance
	2017	2016	Amount	%
Revenue	91,144,666	24,249,106	66,895,560	275.9%
Cost of sales	24,065,113	6,125,410	17,939,703	292.9%
Gross profit	67,079,553	18,123,696	48,955,857	270.1%
Selling and distribution expenses	2,521,950	352,887	2,169,063	614.7%
Administrative expenses	5,505,952	2,897,075	2,608,877	90.1%
Income from operations	59,051,651	14,873,734	44,177,917	297.0%
Other income	227,552	135,833	91,719	67.5%
Interest and other financial charges	3,431,027	1,976,614	1,454,413	73.6%
Income before income taxes	55,848,176	13,032,953	42,815,223	328.5%
Income taxes	14,121,343	3,441,782	10,679,561	310.3%
Net income	41,726,833	9,591,171	32,135,662	335.1%

Revenue

	Years Ended June 30,				Variance
	2017	%	2016	%	Amount	%
Sales of Fenjiu liquor products	81,973,982	89.9%	24,249,106	100.0%	57,724,876	239.3%
Sales of imported wine products	9,170,684	10.1%	0	0.0%	9,170,684	N/A
Total Amount	91,144,666	100.0%	24,249,106	100.0%	66,895,560	275.9%

Currently we have two types of revenue streams deriving for our wine wholesale business. First, revenue generated from our Fenjiu liquor wholesale business. And second, revenue generated from our imported wine wholesale business, which commenced during the year ended June 30, 2017.

For the year ended June 30, 2017 and 2016, revenue generated from our Fenjiu liquor wholesale business was RMB 81,973,982 and RMB 24,249,106, respectively, which represented an increase of RMB 57,724,876 or 239.3%. The increase of revenue generated from our Fenjiu liquor wholesale business was mainly due to the increased sales volume of our Fenjiu liquor products.

For the year ended June 30, 2017 and 2016, revenue generated from our imported wine wholesale business was RMB 9,170,684 and Nil, respectively, which represented an increase of RMB 9,170,684. The increase of revenue generated from our imported wine wholesale business was mainly due to the increased sales volume of our imported wine products.

Cost of Sales

	Years Ended June 30,				Variance
	2017	%	2016	%	Amount	%
Sales of Fenjiu liquor products	21,645,410	89.9%	6,125,410	100.0%	15,520,000	253.4%
Sales of imported wine products	2,419,703	10.1%	0	0.0%	2,419,703	N/A
Total Amount	24,065,113	100.0%	6,125,410	100.0%	17,939,703	292.9%

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For the year ended June 30, 2017 and 2016, cost of sales from our Fenjiu liquor wholesale business was RMB 21,645,410 and RMB 6,125,410, respectively, which represented an increase of RMB 15,520,000 or 253.4%. The increase of cost of sales from our Fenjiu liquor wholesale business was mainly due to the increased sales volume of our Fenjiu liquor products.

For the year ended June 30, 2017 and 2016, cost of sales from our imported wine wholesale business was RMB 2,419,703 and Nil, respectively, which represented an increase of RMB 2,419,703. The increase of cost of sales from our imported wine wholesale business was mainly due to the increased sales volume of our imported wine products.

Gross Profit

	Years Ended June 30,				Variance
	2017	%	2016	%	Amount	%
Sales of Fenjiu liquor products	60,328,572	89.9%	8,123,696	100.0%	42,551,030	232.9%
Sales of imported wine products	6,750,981	10.1%	0	0.0%	6,750,981	N/A
Total Amount	67,079,553	100.0%	18,123,696	100.0%	48,955,857	270.1%

Gross profit from our Fenjiu liquor wholesale business increased by RMB 42,551,030 or 232.9% for the year ended June 30, 2017, as compared to the same period of 2016. The Company adopted its strategy to sell products with fairly stable profit margins that gross profit contribution percentage was 73.6% for the year ended June 30, 2017, as comparted to 74.7% for the same period of 2016.

Gross profit from our imported wine wholesale business increased by RMB 6,750,981 and the gross profit contribution percentage was 73.6% for the year ended June 30, 2017.

Selling and Distribution Expenses

For the year ended June 30, 2017, our selling and distribution expenses were RMB 2,521,950, representing an increase of RMB 2,169,063, or 614.7%, as compared to the same period of 2016. The increase was primarily due to increased advertising expenses, packaging expenses, freight charges and salaries during the year ended June 30, 2017 compared to the same period of 2016.

Administrative Expense

For the year ended June 30, 2017, our administrative expenses were $5,516,707, representing an increase of RMB 2,619,632 or 90.4%, as compared to the same period of 2016. The increase was primarily due to increased travelling expenses, hospitality expenses, office expenses, rental expenses and salaries for the years ended June 30, 2017 as compared to the same period of 2016.

Other Income

For the year ended June 30, 2017, our other income was RMB 227,552 as compared to other income of RMB 135,833 in the same period of 2016. The increase in other interest income was primarily due to increased interest income from bank deposits.

Interest and Other Financial Charges

For the year ended June 30, 2017, our interest and other financial charges were RMB 3,420,272 as compared to interest and other financial charges of RMB 1,976,614 in the same period of 2016. The increase in interest and other financial charges was primarily due to bank borrowings.

Income Taxes

For the years ended June 30, 2017 and 2016, the Company’s income taxes increased by RMB 10,679,561 or 310.3% to RMB 14,121,343 for the year ended June 30, 2017 from RMB 3,441,782 for the year ended June 30, 2016. The increase in the Company’s income taxes was primarily due to increased taxable income of the Company for the period indicated.

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b) For the periods ended March 31, 2018 and 2017.

	Periods Ended March 31,		Variance
	2018	2017	Amount	%
Revenue	83,258,237	73,856,595	9,401,642	12.7%
Cost of sales	23,002,777	19,569,924	3,432,853	17.5%
Gross profit	67,079,553	54,286,671	5,968,789	11.0%
Selling and distribution expenses	3,338,043	1,691,153	1,646,890	97.4%
Administrative expenses	3,686,062	3,795,211	(109,149)	(2.9%)
Income from operations	53,231,355	48,800,307	4,431,048	9.1%
Other income	131,447	63,541	67,906	106.9%
Interest and other financial charges	1,768,720	2,566,004	(707,284)	(31.1%)
Income before income taxes	51,594,082	46,297,844	5,296,238	11.4%
Income taxes	12,623,911	11,784,144	839,767	7.1%
Net income	38,970,171	34,513,700	4,456,471	12.9%

Revenue

	Periods Ended March 31,				Variance
	2018	%	2017	%	Amount	%
Sales of Fenjiu liquor products	71,044,181	85.3%	65,895,313	89.2%	5,148,868	7.8%
Sales of imported wine products	12,214,056	14.7%	7,961,282	10.8%	4,252,774	53.4%
Total Amount	83,258,237	100.0%	73,856,595	100.0%	9,401,642	12.7%

For the nine months ended March 31, 2018 and 2017, revenue generated from our Fenjiu liquor wholesale business was RMB 71,044,181 and RMB 65,895,313, respectively, which represented an increase of RMB 5,148,868 or 7.8%. The increase of revenue generated from our Fenjiu liquor wholesale business was mainly due to the increased sales volume of our Fenjiu liquor products.

For the nine months ended March 31, 2018 and 2017, revenue generated from our imported wine wholesale business was RMB 12,214,056 and RMB 7.961,282, respectively, which represented an increase of RMB 4,252,774. The increase of revenue generated from our imported wine wholesale business was mainly due to the increased sales volume of our imported wine products.

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Cost of Sales

	Periods Ended March 31,				Variance
	2018	%	2017	%	Amount	%
Sales of Fenjiu liquor products	19,242,361	83.7%	17,381,330	88.8%	1,861,031	10.7%
Sales of imported wine products	3,760,416	16.3%	2,188,594	11.2%	1,571,822	71.8%
Total Amount	23,002,777	100.0%	19,569,924	100.0%	3,432,853	17.5%

For the nine months ended March 31, 2018 and 2017, cost of sales from our Fenjiu liquor wholesale business was RMB 19,242,361 and RMB 17,381,330, respectively, which represented an increase of RMB 1,861,031 or 10.7%. The increase of cost of sales from our Fenjiu liquor wholesale business was mainly due to the increased sales volume of our Fenjiu liquor products.

For the nine months ended March 31, 2018 and 2017, cost of sales from our imported wine wholesale business was RMB 3,760,416 and RMB 2,188,594, respectively, which represented an increase of RMB 1,571,822 or 71.8%. The increase of cost of sales from our imported wine wholesale business was mainly due to the increased sales volume of our imported wine products.

Gross Profit

	Periods Ended March 31,				Variance
	2018	%	2017	%	Amount	%
Sales of Fenjiu liquor products	51,801,820	86.0%	48,513,983	89.4%	3,287,837	6.8%
Sales of imported wine products	8,453,640	16.3%	5,772,688	10.6%	2,680,952	46.4%
Total Amount	60,255,460	100.0%	54,286,671	100.0%	5,968,789	11.0%

Gross profit from our Fenjiu liquor wholesale business increased by RMB 3,287,837 or 6.8% for the nine months ended March 31, 2018, as compared to the same period of 2017. The Company adopted its strategy to sell products with fairly stable profit margins that gross profit contribution percentage was 72.9% for the nine months ended March 31, 2018, as comparted to 73.6% for the same period of 2017.

Gross profit from our imported wine wholesale business increased by RMB 2,680,952 or 46.4% for the nine months ended March 31, 2018, as compared to the same period of 2017. The gross profit contribution percentage was 69.2% for the nine months ended March 31, 2018, as compared to 72.5%. for the same period of 2017. The decrease in gross profit contribution percentage represented different product mix.

Selling and Distribution Expenses

For the nine months ended March 31, 2018, our selling and distribution expenses were RMB 3,338,043, representing an increase of RMB 1,646,890, or 97.4%, as compared to the same period of 2017. The increase was primarily due to increased advertising expenses, packaging expenses and salaries during the nine months ended March 31, 2018, as compared to the same period of 2017.

Administrative Expense

For the nine months ended March 31, 2018, our administrative expenses were RMB 3,686,062, representing a decrease of RMB 109,149 or 2.9%, as compared to the same period of 2017. The decrease was primarily due to effective control of our costs and expenses..

Other Income

For the nine months ended March 31, 2018, our other income was RMB 131,447, representing an increase of RMB 67,906 or 106.9%, as compared to the same period of 2017. The increase was primarily due to the write back of other receivables.

Interest and Other Financial Charges

For the nine months ended March 31, 2018, our interest and other financial charges were RMB 1,768,720 as compared to interest and other financial charges of RMB 2,566,004 in the same period of 2017. The decrease in interest and other financial charges was primarily due to repayment of bank borrowings.

Income Taxes

For the nine months ended March 31, 2018 and 2017, the Company’s income taxes increased by RMB 839,767 or 7.1% to RMB 12,623,911 for the nine months ended March 31, 2018 from RMB 11,784,144 for the nine months ended March 31, 2017. The increase in the Company’s income taxes was primarily due to increased taxable income of the Company for the period indicated.

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Liquidity and Capital Resources

We currently finance our business operations primarily through cash flows from operations and from banks loans. Our current cash primarily consists of cash on hand and cash in bank, which is unrestricted as to withdrawal and use and is deposited with banks in China.

Management believes that our current cash, cash flows from current and future operations, and access to loans will be sufficient to meet our working capital needs for at least the next 12 months. We intend to continue to carefully execute our growth plans and manage market risk.

Treasury Policies

We have established treasury policies with the objectives of achieving effective control of treasury operations and of lowering cost of funds. Therefore, funding for all operations and foreign exchange exposure have been centrally reviewed and monitored from the top level.

Our policy precludes us from entering into any derivative contracts purely for speculative activities. Through our treasury policies, we aim to:

(a) Minimize interest risk

We will continue to closely monitor the borrowing interest rates under different currencies and new offers from banks.

(b) Minimize currency risk

In view of the current volatile currency market, we will closely monitor the foreign currency borrowings at the company level. As of March 31, 2018, June 30, 2017 and 2016, we do not engage in any foreign currency borrowings or loan contracts.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our Common Stock indicated as beneficially owned by them.

Pre-Share Exchange

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of July 6, 2018, prior to the Share Exchange, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only classes of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, the persons named in the table below had sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class (1)
Peng Yang (2) One Liberty Plaza, Suite 2310 PMB# 21, New York, NY 10006	53,121,530 shares (indirect)	75.7%
All directors and executive officers as a group (1 person)	53,121,530	75.7%

(1)	Percentage is calculated upon the 70,191,480 shares outstanding as of July 6, 2018

(2)	53,121,530 shares of common stock held in record by Million Success Business Limited, 100% controlled by Peng Yang.

Post-Share Exchange

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of June 29, 2018, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only class of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. Other than the Share Exchange, to our knowledge, there is no arrangement, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class (1)
Peng Yang (2) One Liberty Plaza, Suite 2310 PMB# 21, New York, NY 10006	322,079,450 shares	76.78%
Ronald Zhang, One Liberty Plaza, Suite 2310 PMB# 21, New York, NY 10006	0	0%
All directors and executive officers as a group (2 persons)	322,079,450	76.78%

(1)	Percentage is calculated upon the 419,487,480 shares outstanding post Share Exchange

(2)	Includes 53,121,530 shares of common stock held in record by Million Success Business Limited, 100% controlled by Peng Yang.

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DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Prior to the Share Exchange, Mr. Yang Peng served as Director, President, Secretary, and Treasurer of the Company. Upon the closing of the aforementioned Share Exchange, Mr. Peng Yang remains to serve as sole director, president, treasurer and secretary of the Company.

Upon closing of the Share Purchase, our executive officers and directors are:

NAME	AGE	POSITION(S)	DATE ELECTED OR APPOINTED

Peng Yang	26	Director, President, Secretary, and Treasurer	Appointed 01/05/2018
Ronald Zhang	46	Chief Financial Officer	Appointed 04/16/2018

Mr. Yang, age 26, has international business and management experience from his positions working with Reliant Wines, a company engaged in wine trading and Reliant Investment (Group) Limited, an investment company. He has served as the general manager assistant and overseas affairs manager of Reliant Wines since 2015 and as limited director of Reliant Investment (Group) Limited since 2016. Mr. Yang is a leading member of our sophisticated and long-serving management team who has experience in alcohol marketing and has led us through multiple business breakthroughs. Mr. Yang holds a bachelors of engineering degree, with honors, from the University of Auckland in New Zealand in 2016.

Mr. Zhang, age 46, has substantial experience in corporate finance, financial planning, financial risks and financial reporting. He has served as the executive director of Guangzhou Double 3D Technology Limited since June 2017. From January 2010 to April 2017, Mr. Zhang served as the executive director of Moon Treasure Limited. Mr. Zhang received his GAAP Certificate from the American Institute of Certified Public Accountants in October 1999. He received his Bachelor of Arts in Accounting from Edinburgh Napier University in 1999 and his Master of Laws from the University of Wolverhampton in 2014.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.” None of our directors are independent directors under the applicable standards of the SEC and the NASDAQ stock market.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past ten years:

●	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

●	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

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Board Committees

The Company currently has not established any committees of the Board of Directors. Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future. We do not have a nominating committee or a nominating committee charter. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, other than as described above, no security holders have made any such recommendations. The entire Board of Directors performs all functions that would otherwise be performed by committees. Given the present size of our board it is not practical for us to have committees. If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

Audit Committee Financial Expert

We have no separate audit committee at this time. The entire Board of Directors oversees our audits and auditing procedures. Neither of our directors is an “audit committee financial expert” within the meaning of Item 407(d)(5) of SEC regulation S-K.

Compensation Committee

We have no separate compensation committee at this time. The entire Board of Directors oversees the functions which would be performed by a compensation committee.

Code of Ethics

The Company has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller which was attached as Exhibit 99.1 to the March 29, 2004 10KSB for the period of 12/31/2003.

EXECUTIVE COMPENSATION

No current or prior officer or director has received any remuneration or compensation from the Company in the past three years, nor has any member of the Company’s management been granted any option or stock appreciation right. Accordingly, no tables relating to such items have been included within this Item. None of our employees is subject to a written employment agreement nor has any officer received a cash salary since our founding. The Company has no agreement or understanding, express or implied, with any director, officer or principal stockholder, or their affiliates or associates, regarding compensation in the form of salary, bonuses, stocks, options, warrants or any other form of remuneration, for services performed on behalf of the Company. Nor are there compensatory plans or arrangements, including payments to any officer in relation to resignation, retirement, or other termination of employment, or any change in control of the Company, or a change in the officer’s responsibilities following a change in control of the Company.

Employment Agreements

None of the Company’s executive officers have employment agreements directly with the Company, although they may enter into such agreements in the future.

Director Compensation

We have not compensated our directors, in their capacities as such, since our respective formations.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons.

The descriptions set forth above under the captions “The Share Exchange and Related Transactions—Share Exchange Agreement,” “Executive Compensation—Employment Agreements” and “Director Compensation” and below under “Description of Securities—Options” are incorporated herein by reference.

During the nine months ending March 31, 2018, the Company had an amount of RMB 13,145,949 due from Mr. Peng Yang, our director, and an amount of RMB 13,395,233 due to Mr. Peng Yang, our direct. During the year ending June 30, 2017, the Company had an amount of RMB 11,814,199 due from Mr. Peng Yang, our director, and an amount of RMB 13,395,233 due to Mr. Peng Yang, our director. These loans do not bear interest and are due on demand.

During the nine months ending March 31, 2018, the Company recognized an amount of RMB 14,394,218 as revenue generated from trade transactions with Fuqing Jing Hong Trading Co., Ltd, whose majority shareholder is a sister of Mr. Yang, our director. During the year ending June 30, 2017, the Company recognized an amount of RMB 25,110,022 as revenue generated from trade transactions with Fuqing Jing Hong Trading Co., Ltd. Management is of the opinion that these related party transactions were conducted in the normal course of business of the Company with standard sales terms and conditions.

During the nine months ending March 31, 2018, the Company was owed an amount of RMB 8,785,121 as trade receivables from Fuqing Jing Hong Trading Co., Ltd, whose majority shareholder is a sister of Mr. Yang, our director. During the year ending June 30, 2017, the Company was owed an amount of RMB 15,000,875 as trade receivables from Fuqing Jing Hong Trading Co.. Management is of the opinion that these related party transactions were conducted in the normal course of business of the Group with standard sales terms and conditions.

We currently do not have a policy in place for dealing with related party matters.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share. As dictated by our Articles of Incorporation, all shares of common stock have equal rights and privileges with respect to (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available therefor; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation of the Company. Stockholders of the Company have no pre-emptive rights to acquire additional shares of common stock or any other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. All outstanding shares of common stock are fully paid and non-assessable. The Articles of Incorporation may only be amended by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote. A quorum of outstanding shares for voting on an Amendment to the Articles of Incorporation shall not be met unless 51% or more of the issued and outstanding shares are present at a properly called and noticed meeting of the Stockholders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash) a general or special shareholder’s meeting should be called for such purpose, wherein all shareholder’s would be entitled to vote in person or by proxy. In the notice of such a shareholder’s meeting and proxy statement, the Company will provide shareholders complete disclosure documentation concerning a potential acquisition of merger candidate, including financial information about the target and all material terms of the acquisition or merger transaction.

As of the date of this report, there were 98,191,480 shares of common stock issued and outstanding.

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MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock trades in the OTC Pink marketplace under the symbol “ORNC”. The OTC Pink marketplace is a quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter (“OTC”) equity securities. An OTC Pink equity security generally is any equity that is not listed or traded on a national securities exchange.

Price Range of Common Stock

The following table shows, for the periods indicated, the high and low bid prices per share of our common stock as reported by the OTC Pink quotation service. These bid prices represent prices quoted by broker-dealers on the OTC Pink quotation service. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

	High	Low
Fiscal Year 2018	Bid	Bid
First Quarter	$0.4	$0.2

Fiscal Year 2017	Bid	Bid
First Quarter	$0.21	$0.21
Second Quarter	$0.21	$0.21
Third Quarter	$1	$1
Fourth Quarter	$0.25	$0.25

Fiscal Year 2016	Bid	Bid
First Quarter	$0.6015	$0.6015
Second Quarter	$0.425	$0.425
Third Quarter	$0.425	$0.425
Fourth Quarter	$0.3	$0.3

There is no “public market” for shares of common stock of the Company. Although the Company’s shares are quoted on the OTC Pink marketplace, the Company is aware of only a few transactions that have taken place in the previous ten years. In any event, no assurance can be given that any market for the Company’s common stock will develop or be maintained.

Stockholders of Record

As of September 14, 2018 there were approximately 49 stockholders of record of our common stock.

Preferred Stock

The Company does not have any preferred stock, authorized or issued.

Warrants

There are currently no outstanding warrants.

Options

There are currently no outstanding options.

Penny Stock Regulations

The ability of an individual shareholder to trade their shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer’s securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. Presently, the Company has no plans to register its securities in any particular state. Further, most likely the Company’s shares will be subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock” rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

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The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuer’s net tangible assets; or exempted from the definition by the SEC. If the Company’s shares are deemed to be a penny stock, trading in the shares will be subject to additional sales practice requirements on broker- dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker- dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in the Company’s Common stock and may affect the ability of shareholders to sell their shares.

Dividends

The Company has not declared any cash dividends with respect to its common stock and does not intend to declared dividends in the foreseeable future. The future dividend policy of the Company cannot be ascertained with any certainty, and until the Company completes any acquisition, reorganization or merger, as to which no assurance may be given, no such policy will be formulated. There are no material restrictions limiting, or that are likely to limit, the Company’s ability to pay dividends on its common stock.

Securities authorized for issuance under equity compensation plans.

None; not applicable

Purchase of Equity Securities By the Issuer and Affiliated Purchasers.

None.

Transfer Agent and Registrar

Issuer Direct Corporation (formerly known as “Interwest Transfer Company, Inc.”) has been appointed as our Transfer Agent and Registrar for our common stock. Its mailing address is 1981 Murray Holladay Road, Suite 100 Salt Lake City, UT 84117 and their phone number is 801-272-9294.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Private Corporation Law and our Articles of Incorporation allow us to indemnify our officers and directors from certain liabilities and our By-Laws state that we shall indemnify every present or former director or officer of ours or one of our subsidiaries (each an “Indemnitee”).

Our By-Laws provide for indemnification for liability, including expenses incurred in connection with a claim of liability arising from having been an officer or director of the Company for any action alleged to have been taken or omitted by any such person acting as an officer or director, not involving gross negligence or willful misconduct by such person.

Other than discussed above, none of our By-Laws, or Articles of Incorporation includes any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item 3.02	Unregistered Sales of Equity Securities

Shares Issued in Connection with the Share Exchange

On June 29, 2018, pursuant to the terms of the Share Exchange, all of the shares of Reliant were exchanged for 349,296,000 newly-issued shares of common stock of the Company to Sellers, of which 28,000,000 were issued at the closing date of June 29, 2018, and the remaining 321,296,000 shares shall be issued at the completion of the increase of the Company’s authorized shares. This transaction was exempt from registration pursuant to Section 4(a)(2) of the Securities Act as not involving any public offering and/or Regulation S under the Securities Act. None of the shares were sold through an underwriter and accordingly, there were no discounts or commissions involved.

Sales of Unregistered Securities of ORNC

Set forth below is information regarding shares of ordinary shares granted by ORNC within the past three years that were not registered under the Securities Act of 1933, as amended (the “Securities Act”). Also included is information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed. Share and per share stock numbers below in this Item do not give effect to the Share Exchange on June 29, 2018, in which each share of ORNC stock outstanding at the time of the Share Exchange was automatically converted into shares of our Reliant at the applicable conversion ration described elsewhere herein.

The Company issued four notes to Claudio Gianascio, a former director and officer of the Company until December 26, 2017, on the following dates and in the following amounts: (i) on August 5, 2016 in the amount of $10,000; (ii) on April 6, 2017 in the amount of $7,500; (iii) on April 27, 2017 in the amount of $10,000; and (iv) on November 2, 2017 in the amount of $9,500. All four notes were convertible into common stock at $0.001 per share.  Claudio Gianascio converted the four notes on November 9, 2017 and December 27, 2017 and was issued 28,374,680 and 9,546,850 shares of common stock, respectively.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 29, 2018, the Board of Directors of ORNC approved a change in the fiscal year end from a fiscal year ending December 31 to a fiscal year ending June 30. The Company expects to make the fiscal year change on a prospective basis and will not adjust operating results for prior periods. The change to the Company’s fiscal year will not impact the Company’s calendar year results for the year ended December 31, 2017. However, the change will impact the prior year comparability of each of the fiscal quarters and annual period in 2018 in future filings. The Company believes this change will provide numerous benefits, including aligning its reporting periods to be more consistent with Reliant.

The new fiscal year commenced July 1, 2018.

The reporting periods and applicable reports for fiscal year 2018 are expected to be as follows:

FISCAL PERIOD	REPORTING PERIOD	REPORT TO BE FILED
Fiscal year 2017	July 1, 2016 to June 30, 2017	Annual Report on Form 10-K
First quarter of fiscal 2018	July 1, 2018 to September 30, 2018	Quarterly Report on Form 10-Q
Second quarter of fiscal 2018	October 1, 2018 to December 31, 2018	Quarterly Report on Form 10-Q
Third quarter of fiscal 2018	January 1, 2018 to March 31, 2018	Quarterly Report on Form 10-Q
Fiscal year 2018	July 1, 2018 to June 30, 2019	Annual Report on Form 10-K

Financial Impact

The Company expects the change in fiscal year end to have no financial impact on the 2018 quarterly and annual financial results.

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Item 5.06	Change in Shell Company Status

Prior to the closing of the Share Purchase, the Company was a “shell company” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As described above in Item 2.01, which is incorporated herein by reference into this Item 5.06, the Company ceased being a shell company upon the completion of the Share Purchase on July 2, 2018.

Item 9.01	Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

In accordance with Item 9.01(a), Reliant’s audited financial statements as of, and for the years ended June 30, 2017 and 2016, Reliant’s unaudited financial statements as of, and for the nine months ended March 31, 2018, and the accompanying notes, are included in this Report beginning on Page F-1.

(b) Pro forma financial information.

In accordance with Item 9.01(c), the following unaudited pro forma financial information with respect to the Share Exchange reported in Item 2.01 of this Current Report on Form 8-K are included in this Report beginning on page F-24.

●	Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2018

●	Notes to the Unaudited Pro Forma Consolidated Financial Statements.

(c) Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

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(d) Exhibits:

Exhibit Number	Description

2.1**	Share Exchange Agreement, dated as of June 29, 2018, by and among the Registrant, Reliant and the shareholders of Reliant

3.1	Initial Articles of Incorporation (incorporated by reference to our Form 10-K exhibit 3.1 filed with the SEC on November 18, 1999)

3.2	Articles of Amendment to the Articles of Incorporation (incorporated by reference to our Form 10-K exhibit 3.2 filed with the SEC on November 18, 1999)

3.3	By-Laws (incorporated by reference to our Form 10-K exhibit 3.2 filed with the SEC on November 18, 1999)

10.1*	Partnership Agreement, dated as of June 30, 2017, by and between the Registrant and Shanxi Xinghuacun Liquor Group Spirit Development Zone Sales Co., Ltd.

10.2*	Supplier Contract, dated as of November 17, 2016, by and between the Registrant and Shanxi Yuanquan Drinking Co., Ltd.

10.3*	Supplier Contract, dated as of January 10, 2016, by and between the Registrant and Shanxi Yuanquan Drinking Co., Ltd.

10.4*	Supplier Contract, dated as of September 5, 2016, by and between the Registrant and Shanxi Xinjin Merchants Wine Group Co., Ltd.

10.5*	Supplier Agreement, dated as of November 20, 2017, by and between the Registrant and Fuzhou Tongshunda Trading Co., Ltd.

10.6*	Supplier Agreement, dated as of November 1, 2016, by and between the Registrant and Fuyang City Xinghua Haokoufu Wine Industry Flagship Store

21.1**	Subsidiaries of the Registrant

*	Filed herewith.

**	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2018	ORANCO INC.

	By:	/s/ Peng Yang
	Name:	Peng Yang
	Title:	President, Secretary, Treasurer and Director

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SURE RICH INVESTMENT (GROUP) LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

WITH

INDEPENDENT AUDITOR'S REPORT

JUNE 30, 2017 AND 2016

SURE RICH INVESTMENT (GROUP) LIMITED

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Sure Rich Investment (Group) Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Sure Rich Investment (Group) Limited (the “Company”) as of June 30, 2017 and 2016, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for each of the two years in the period ended June 30, 2017 and the related notes (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2017 and 2016, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since March 7, 2018.

/s/ PKF Littlejohn LLP

PKF Littlejohn LLP

London, UK

July 6, 2018

F-2

SURE RICH INVESTMENT (GROUP) LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(Chinese Renminbi)

	Unaudited	Unaudited
	March 31, 2018	March 31, 2017	June 30, 2017	June 30, 2016
Revenue	83,258,237	73,856,595	91,144,666	24,249,106
	83,258,237	73,856,595	91,144,666	24,249,106

Cost of sales	23,002,777	19,569,924	24,065,113	6,125,410
Selling and distribution expenses	3,338,043	1,691,153	2,521,950	352,887
Administrative expenses	3,686,062	3,795,211	5,516,707	2,897,075
	30,026,882	25,056,288	32,103,770	9,375,336

Other income	131,447	63,541	227,552	135,833
Interest and other financial charges	1,768,720	2,566,004	3,420,272	1,976,614
Income before income taxes	51,594,082	46,297,844	55,848,176	13,032,953

Income taxes	12,623,911	11,784,144	14,121,343	3,441,782
Net Income	38,970,171	34,513,700	41,726,833	9,591,171

Attributable to:
Equity holders of the Company	37,862,781	27,905,749	34,091,734	6,428,743
Non-controlling interests	1,107,390	6,607,951	7,635,099	3,162,464
	38,970,171	34,513,700	41,726,833	9,591,171

The accompanying notes are an integral part of the consolidated financial statements.

F-3

SURE RICH INVESTMENT (GROUP) LIMITED

CONSOLIDATED BALANCE SHEETS

(Chinese Renminbi)

	Unaudited Nine months Ended	Year ended	Year ended
	March 31, 2018	June 30, 2017	June 30, 2016
ASSETS:
Current assets
Cash and cash equivalents	23,857,239	6,607,407	427,691
Inventories	8,581,472	8,597,710	5,226,421
Trade receivables	48,745,286	47,517,200	20,844,588
Deposits, prepayments and other receivables	28,303,405	31,404,225	42,371,128
Prepaid land lease	109,680	109,680	109,680
	109,597,082	94,236,222	68,979,508

Non-current assets
Property, plant and equipment	3,340,057	3,120,166	3,321,635
Prepaid land lease	4,936,840	5,019,100	5,128,780
	8,276,897	8,139,266	8,450,415
Total assets	117,873,979	102,375,488	77,429,923

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Trade payables	528,608	118,115	2,303,656
Receipts in advance, accruals and other payables	18,463,215	17,493,902	21,482,787
Current tax liabilities	4,775,793	2,627,279	534,121
Bank borrowings	-	27,000,000	10,650,000
	23,767,616	47,239,296	34,970,564

Non-current liabilities
Bank borrowings	-	-	27,000,000
	-	-	27,000,000

Share capital	1	1	1
Statutory reserve	4,249,871	4,249,871	1,325,763
Acquisition reserve	12,151,843	12,151,843	-
Retained earnings	73,714,502	35,851,721	4,684,095
Equity attributable to equity holders of the Company	90,116,217	52,253,436	6,009,859
Non-controlling interest	3,990,146	2,882,756	9,449,500
Total equity	94,106,363	55,136,192	15,459,359
Total liabilities and shareholders’ equity	117,873,979	102,375,488	77,429,923

The accompanying notes are an integral part of the consolidated financial statements.

F-4

SURE RICH INVESTMENT (GROUP) LIMITED

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

(Chinese Renminbi)

	Share capital	Statutory reserve	Acquisition reserve	Retained Earnings/ (loss)	Attributable to the Company	Non- controlling interests	Total Equity
Balance at June 30, 2015	1	438,786	-	(857,635)	(418,848)	6,287,036	5,868,188
Total comprehensive income for the year	-	-	-	6,428,707	6,428,707	3,162,464	9,591,171
Appropriation	-	886,977	-	(886,977)	-	-	-
Balance at June 30, 2016	1	1,325,763	-	4,684,095	6,009,859	9,449,500	15,459,359

Total comprehensive income for the year	-	-	-	34,091,734	34,091,734	7,635,099	41,726,833
Acquisition reserve	-	-	12,151,843	-	12,151,843	(14,201,843)	(2,050,000)
Appropriation	-	2,924,108	-	(2,924,108)	-	-	-
Balance at June 30, 2017	1	4,249,871	12,151,843	35,851,721	52,253,436	2,882,756	55,136,192

Unaudited

Balance at June 30, 2016	1	1,325,763	-	4,684,095	6,009,859	9,449,500	15,459,359
Total comprehensive income for the period	-	-	-	27,905,749	27,905,749	6,607,951	34,513,700
Appropriation	-	1,475,796	-	(1,475,796)	-	-	-
Balance at March 31, 2017	1	2,801,559	-	31,114,048	33,915,608	16,057,451	49,973,059

Balance at June 30, 2017	1	4,249,871	12,151,843	35,851,721	52,253,436	2,882,756	55,136,192
Total comprehensive income for the period	-	-	-	37,862,781	37,862,781	1,107,390	38,970,171
Appropriation	-	-	-	-	-	-	-
Balance at March 31, 2018	1	4,249,871	12,151,843	73,714,502	90,116,217	3,990,146	94,106,363

The accompanying notes are an integral part of the consolidated financial statements.

F-5

SURE RICH INVESTMENT (GROUP) LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Chinese Renminbi)

	Unaudited Nine months ended	Unaudited Nine months ended	Year ended	Year ended
	March 31,	March 31,	June 30,	June 30,
	2018	2017	2017	2016
Operating activities
Net income	38,970,171	34,513,700	41,726,833	9,591,171
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	255,635	174,949	342,042	278,854
Changes in working capital:
Inventories	16,238	(3,085,809)	(3,371,289)	(138,286)
Trade receivables	(1,228,086)	(33,563,914)	(26,672,612)	(12,103,188)
Deposits, prepayments and other receivables	16,495,853	13,764,383	10,966,903	3,364,210
Trade payables	410,493	(1,232,097)	(2,185,541)	854,641
Receipts in advance, accruals and other payables	(10,277,206)	1,467,121	(1,895,727)	(35,372,907)
Cash generated by/(used in) operating activities	44,643,098	12,038,333	18,910,609	(33,525,505)

Investing activities
Acquisition of additional interest in subsidiary	-	-	(2,050,000)	-
Payments for acquisition of property, plant and equipment	(393,266)	-	(30,893)	(143,781)
Cash used in investing activities	(393,266)	-	(2,080,893)	(143,781)

Cash flows from financing activities
Proceeds from bank borrowings	-	-	-	32,950,000
Repayment of bank borrowings	(27,000,000)	(4,650,000)	(10,650,000)	-
Cash (used in)/generated from financing activities	(27,000,000)	(4,650,600)	(10,650,000)	32,950,000

Increase/(decrease) in cash and cash equivalents	17,249,832	7,388,333	6,179,716	(719,286)
Cash and cash equivalents, beginning of the period	6,607,407	427,691	427,691	1,146,977
Cash and cash equivalents, end of the period	23,857,239	7,816,024	6,607,407	427,691

Supplemental disclosure of cash flows information
Cash paid during the year for interest	(1,768,720)	(2,566,004)	(3,431,027)	(1,976,614)
Cash paid during the year for income taxes	(10,475,397)	(5,871,420)	(12,028,185)	(3,035,941)

The accompanying notes are an integral part of the consolidated financial statements.

F-6

SURE RICH INVESTMENT (GROUP) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Chinese Renminbi)

1.	SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

(a)	Description of Business

The Company was incorporated in Hong Kong with limited liability on February 8, 2007. The Company is an investment holding company. The Company and its subsidiaries (the “Group”) are principally engaged in the trading of spirits in the People’s Republic of China (the “PRC”).

Details of the subsidiaries are set out in note 21 to the consolidated financial statements.

(b)	Basis of consolidation and presentation

The accompanying financial statements consolidate all of our subsidiaries in which we have a controlling financial interest because we hold a majority voting interest. Intercompany balances and transactions between consolidated entities are eliminated.

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles or GAAP. The Company operates in one reportable segment and solely within the PRC. Accordingly, no segment or geographic information has been presented.

Non-controlling interests are shown as a component of equity on the consolidated balance sheet and the share of the net income attributable to non-controlling interests is shown as a component of profit in the consolidated statements of operations.

Statement of revenue and certain expenses for the nine month periods ended 31 March 2018 is unaudited. In the opinion of management, such statement reflects all adjustments necessary for a fair presentation of revenue and certain expenses in accordance with the SEC Rule 3-14. All such adjustments are of a normal recurring nature.

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts reported in these consolidated financial statements and the accompanying notes. Actual results could differ materially from those estimates.

(c)	Financial instruments

Financial instruments of the Group primarily consist of cash and cash equivalents, trade receivables, deposits, prepayments and other receivables, prepaid land lease, trade payables, receipts in advance, accruals and other payables, and bank borrowings. The carrying values of the Group's financial instruments approximate their fair values, principally because of the short-term maturity of these instruments or their terms.

The Group has no derivative financial instruments.

F-7

SURE RICH INVESTMENT (GROUP) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Chinese Renminbi)

1.	SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

(d)	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments which are unrestricted as to withdrawal or use, and which have maturities of three months or less when purchased.

(e)	Revenue recognition

The Group’s revenues are derived from sales of products recorded net of value added tax (“VAT”). Revenue is recognized when all of the following conditions are met: persuasive evidence of an arrangement exists, delivery of the products has occurred or services have been rendered, the price is fixed or determinable and collectability is reasonably assured. These criteria are related to each of the following major revenue generating activities described below.

(i)	Revenue from the sale of goods is recognized when the significant risks and rewards of ownership have been transferred to the buyer, provided that the Group maintains neither managerial involvement to the degree usually associated with ownership, nor effective control over the goods sold. This is usually taken as the time when the goods are delivered and the customers have accepted the goods.

(ii)	Interest income is recognized on an accrual basis using the effective interest method.

(f)	Trade receivables and allowance for doubtful accounts

Trade receivables are stated at the amount the Group expects to collect. The Group maintains allowances for doubtful accounts for estimated losses. Management considers the following factors when determining the collectability of specific accounts: historical experience, credit worthiness of the clients, aging of the receivables and other specific circumstances related to the accounts. Allowance for doubtful accounts is made and recorded into general and administrative expenses based on aging of trade receivables and on any specifically identified Trade receivables that may become uncollectible. Trade receivables which are deemed to be uncollectible are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. There is a time lag between when the Company estimates a portion of or the entire account balances to be uncollectible and when a write off of the account balances is taken. The Company takes a write off of the account balances when the Company can demonstrate all means of collection on the outstanding balances have been exhausted. There is no allowance for doubtful accounts in these consolidated financial statements.

F-8

SURE RICH INVESTMENT (GROUP) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Chinese Renminbi)

1.	SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

(g)	Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is determined using the weighted average method. The components of inventories include raw materials, processing cost of finished goods and purchase cost of products. We routinely evaluate the net realizable value of the inventories in light of current market conditions and market trends, and record a write-down against the cost of inventories should the net realizable value falls below the cost.

(h)	Property, plant and equipment and depreciation

Property, plant and equipment are carried at cost less accumulated depreciation and any recorded impairment. Depreciation is calculated on a straight-line basis over the following estimated useful lives:

Category	Estimated useful life	Estimated residual values
Building	20 years	10%
Office equipment	3 years	5-10%

Repairs and maintenance are expensed as incurred and asset improvements are capitalized. Consideration is given at each balance sheet date to determine whether there is any indication of impairment of the carrying amounts of the property, plant and equipment. Indication could be unfavorable development of a business or severe economic slowdown as well as reorganization of the operation. In assessing value in use, the estimated future cash flows are discounted to their present value, based on the time value of money and the risks specific to the country where the assets are located.

(i)	VAT and VAT refund

VAT on sales is charged at 17% on revenue from product sales and is subsequently paid to the PRC tax authorities after netting input VAT on purchases. The excess of output VAT over input VAT is recognized in other payables, and the excess of input VAT over output VAT is recognized in other receivables in the consolidated balance sheets.

(j)	Operating leases

Leases where substantially all the rewards and risks of ownership of assets remain with the lessor are accounted for as operating leases. Payments made under operating leases are charged to the consolidated statements of operations on a straight-line basis over the lease periods.

F-9

SURE RICH INVESTMENT (GROUP) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Chinese Renminbi)

1.	SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

(k)	Foreign currency translation

The functional and reporting currency of the Company and the Group is Chinese Renminbi.

Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currencies at the prevailing rates of exchange at the balance sheet date. Transactions in currencies other than the functional currency are converted into the functional currency at the applicable rates of exchange prevailing at the transaction dates. Transaction gains and losses are recognized in the consolidated statements of operations.

For translating the financial statements of the Company's subsidiaries outside the PRC into the reporting currency, assets and liabilities are translated from the subsidiaries' functional currencies to the reporting currency at the exchange rate at the balance sheet date. Equity amounts are translated at historical exchange rates; revenues, expenses, and other gains and losses are translated using the average rate for the period. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income/(loss) in the consolidated statements of operations.

(l)	Income taxes

Income taxes are provided for in accordance with the laws and regulations applicable to the Group as enacted by the relevant tax authorities. The impact of an uncertain income tax position on the income tax return is recognized at the largest amount that is more-likely-than not to be sustained upon audit of the related tax authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Group records interest and penalties related to unrecognized tax benefits (if any) in interest expenses and general and administrative expenses, respectively.

(m)	Fair value measurement

The Group applies fair value accounting for all financial assets and liabilities. The Group defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

F-10

SURE RICH INVESTMENT (GROUP) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Chinese Renminbi)

1.	SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

(m)	Fair value measurement - continued

The Group’s financial instruments include cash and cash equivalents, restricted cash, term deposits, notes receivable, trade receivables, and trade payables. We consider the carrying amounts approximate fair value because of the short maturity of these financial instruments.

(n)	Business combinations

Business combinations are recorded using the acquisition method of accounting. The purchase price of the acquisition is allocated to the tangible assets, liabilities, identifiable intangible assets acquired and non-controlling interest, if any, based on their estimated fair values as of the acquisition date. The excess of the purchase price over those fair values is recorded as goodwill. If the purchase price is less than those fair values, the difference is recognized directly in the consolidated statements of operations. Acquisition-related expenses and restructuring costs are expensed as incurred.

In a business combination achieved in stages, the Group remeasures its previously held equity interest in the acquiree immediately before obtaining control at its acquisition-date fair value and the re-measurement gain or loss, if any, is recognized in earnings.

(o)	Transactions between entities under common control

When accounting for a transfer of assets or exchange of shares between entities under common control of the Company, the carrying amounts of the assets and liabilities transferred shall remain unchanged subsequent to the transaction, and no gain or loss shall be recorded in the Company's consolidated statements of operations.

(p)	Commitments and contingencies

In the normal course of business, the Group is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations, shareholder lawsuits, and non-income tax matters. An accrual for a loss contingency is recognized when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. If a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, is disclosed.

F-11

SURE RICH INVESTMENT (GROUP) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Chinese Renminbi)

1.	SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

(q)	Recently issued accounting pronouncements not yet adopted

In August 2016, FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments. The standard provides new authoritative guidance addressing eight specific cash flow issues with the objective of reducing the existing diversity in practice in how certain transactions are presented and classified in the statement of cash flows. The standard is effective for the Company in the first quarter of fiscal year 2019. The Company does not expect the adoption of this standard to have a significant impact on its consolidated financial statements.

In February 2016, FASB issued ASU No. 2016-02, Leases. The standard increases transparency and comparability among organizations by requiring companies to recognize leased assets and related liabilities on the balance sheet and disclose key information about leasing arrangements. This standard is effective for the Company in the first quarter of fiscal year 2020. The Company is evaluating the impact the adoption of this standard will have on its consolidated financial statements.

In May 2014, FASB issued ASU, 2014-09, Revenue from Contracts with Customers. The standard is a comprehensive new revenue recognition model that requires revenue to be recognized in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. In August 2015, FASB issued ASU 2015-14, Revenue from Contracts with Customers, to defer the effective date of ASU 2014-09 by one year to annual reporting periods beginning after December 15, 2017, but permits entities to adopt the original effective date if they choose.

Based on the Company’s preliminary assessment, it does not expect the adoption of the standard to result in material changes in revenue. Further, deferred costs to obtain contracts, which will be recognized in sales and marketing expense in future periods, are not expected to be material.

The adoption of the standard in the consolidated financial statements for the financial year ended 30 June 2019 will have no significant impact to the provision for income taxes and will have no impact to the net cash used in, or generated by, operating, investing, or financing activities in the Group’s consolidated statements of cash flows.

The Company is finalizing the impact of the standard on its consolidated financial statements and disclosures, as well as changes to its systems, processes, and internal controls. The Company's preliminary assessments are subject to change.

F-12

SURE RICH INVESTMENT (GROUP) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Chinese Renminbi)

2.	REVENUE AND OTHER INCOME

Revenue represents the invoiced spirits products sold to the external customers less discounts, returns, and surcharges.

	Unaudited	Unaudited
	March 31, 2018	March 31, 2017	June 30, 2017	June 30, 2016

Revenue	83,258,237	73,856,595	91,144,666	24,249,106
Other income	131,447	63,541	227,552	135,833
	83,389,684	73,920,136	91,372,218	24,384,939

An analysis of other income is as follows:

	Unaudited	Unaudited
	March 31, 2018	March 31, 2017	June 30, 2017	June 30, 2016

Sundry income	-	-	25	10,318
Bank interest income	53,947	747	13,481	107
Bank interest from fixed term deposit	-	10,105	-	2,735
Interest from the director	-	52,689	214,046	122,655
Written back of trade receivables	77,500	-	-	18
	131,447	63,541	227,552	135,833

3.	SELLING AND DISTRIBUTION EXPENSES

The following expenses are included in the selling and distribution expenses:

	Unaudited	Unaudited
	March 31, 2018	March 31, 2017	June 30, 2017	June 30, 2016

Freight	36,303	84,802	114,539	1,372
Packaging cost	931,652	609,161	846,298	3,162
	967,955	693,963	960,837	4,534

F-13

SURE RICH INVESTMENT (GROUP) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Chinese Renminbi)

4.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, consist of the following:

	March 31, 2018	June 30, 2017	June 30, 2016
	Unaudited	Audited	Audited

Computer and office equipment	260,510	221,868	190,975
Building	3,754,624	3,400,000	3,400,000
	4,015,134	3,621,868	3,590,975
Less: accumulated depreciation	(675,077)	(501,702)	(269,340)
Property, plant and equipment, net,	3,340,057	3,120,166	3,321,635

5.	PREPAID LAND LEASE, NET

Prepaid land lease, net, consists of the following:

	Unaudited March 31, 2018	June 30, 2017	June 30, 2016

Prepaid land lease	5,412,120	5,412,120	5,412,120
Less: accumulated amortization	(365,600)	(283,340)	(173,660)
Prepaid land lease, net	5,046,520	5,128,780	5,238,460

The carrying amounts of the prepaid land lease are analyzed as:

	Unaudited March 31, 2018	June 30, 2017	June 30, 2016

Current assets	109,680	109,680	109,680
Non-current assets	4,936,840	5,019,100	5,128,780
	5,046,520	5,128,780	5,238,460

Prepaid land lease represents cost of the rights of the use of the land, under medium term lease, in respect of leasehold land in the People’s Republic of China, on which the Group’s buildings are situated.

The lease periods are 40 years to 2052 or 70 years to 2082.

F-14

SURE RICH INVESTMENT (GROUP) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Chinese Renminbi)

6.	INVENTORIES

Inventories consist of the following:

	Unaudited March 31, 2018	June 30, 2017	June 30, 2016

Raw materials	4,943,756	5,924,514	3,222,709
Finished goods	3,365,581	2,203,370	2,003,712
Packaging material	272,135	469,826	-
	8,581,472	8,597,710	5,226,421

7.	TRADE RECEIVABLES, NET

The Group normally allows credit terms to well-established customers ranging from 30 to 150 days. The Group seeks to maintain strict control over its trade receivables. Overdue trade receivables are reviewed regularly by the Board of director.

An ageing analysis of the trade receivables presented based on the date of delivery of the goods to the customers, which approximated the respective dates on which revenue was recognized:

	Unaudited March 31, 2018	June 30, 2017	June 30, 2016

0 - 30 days	8,326,849	4,949,786	4,572,400
31 - 90 days	18,898,588	14,888,570	517,400
91 - 120 days	12,363,455	9,764,472	2,578,240
121 - 150 days	8,670,394	9,875,113	1,500,631
151 - 180 days	486,000	8,039,259	4,730,417
Over 180 days	-	-	6,945,500

	48,745,286	47,517,200	20,844,588

F-15

SURE RICH INVESTMENT (GROUP) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Chinese Renminbi)

8.	DEPOSITS, PREPAYMENTS AND OTHER RECEIVABLES

	Unaudited March 31, 2018	June 30, 2017	June 30, 2016

Prepaid expenses	14,288,800	17,808,559	650,168
Deposits	-	330,000	882,833
Other receivables	868,656	1,451,467	24,195,651
Amount due from director	13,145,949	11,814,199	16,642,476
	28,303,405	31,404,225	42,371,128

The amount due from a director is interest-free, unsecured and repayable on demand.

9.	CASH AND CASH EQUIVALENTS

	Unaudited March 31, 2018	June 30, 2017	June 30, 2016

Cash on hand	364,760	183,119	144,433
Cash held in banks	23,492,479	6,424,288	283,258
	23,857,239	6,607,407	427,691

The Group’s cash and cash equivalents at the end of each reporting period were denominated in Chinese Renminbi.

Cash held in banks earns interest at floating rates based on daily bank deposit rates.

10.	TRADE PAYABLES

The Group normally obtains credit terms ranging from 30 to 90 days from its suppliers.

An ageing analysis of the trade payables at the end of each reporting period, based on the date of receipt of goods purchased, is as follows:

	Unaudited March 31, 2018	June 30, 2017	June 30, 2016

0-90 days	528,608	-	467,415
91-180 days	-	118,115	-
Over 1 year	-	-	1,836,241
	528,608	118,115	2,303,656

F-16

SURE RICH INVESTMENT (GROUP) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Chinese Renminbi)

11.	RECEIPT IN ADVANCE, ACCRUALS AND OTHER PAYABLES

Receipts in advance, accruals and other payables consist of the following:

	Unaudited March 31, 2018	June 30, 2017	June 30, 2016

Accrued expenses	909,299	1,853,366	1,245,131
Accrued payroll and bonus	271,576	181,334	626,050
Other payables	683,787	626,167	2,325,059
Other tax payables	1,104,861	377,257	687,771
Receipt in advance	2,098,459	1,060,545	653,743
Amount due to director	13,395,233	13,395,233	13,395,033
Amount due to previous shareholder	-	-	2,550,000
	18,463,215	17,493,902	21,482,787

The amount due to a director and the amount due to immediate holding company are interest-free, unsecured and repayable on demand.

The amount due to previous shareholder as at June 30, 2016 relates to the amount owed to Glorywise Trading Ltd, which has been settled subsequently.

12.	BANK BORROWINGS

	Unaudited March 31, 2018	June 30, 2017	June 30, 2016

Unsecured - at amortized cost
Bank loans – Note (i)	-	-	4,650,000
Loans from financial institution – Note (ii)	-	-	6,000,000
	-	-	10,650,000

Secured - at amortized cost
Loans from financial institution – Note (ii)	-	27,000,000	27,000,000
	-	27,000,000	37,650,000

Classified as:
Current liabilities	-	-	10,650,000
Non-current liabilities	-	27,000,000	27,000,000
	-	27,000,000	37,650,000

Note:

(i)	Unsecured bank loans were bearing fixed interest rates ranging from 6.16% to 8.10%, 9.00% and 6.53% per annum respectively and guaranteed by the shareholder of the Company, Yang Peng.

(ii)	Loans from financial institution are bearing a fixed interest rate ranging from 10% to 10.5% per annum.

F-17

SURE RICH INVESTMENT (GROUP) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Chinese Renminbi)

13.	SHARE CAPITAL AND CAPITAL MANAGEMENT

	Unaudited March 31, 2018	June 30, 2017	June 30, 2016

Issued and fully paid:
1 ordinary share	1	1	1

The Company authorized, issued and fully paid share capital of 1 at RMB 1 each. There are no outstanding shares.

The Group manages its capital to ensure that entities in the Group will be able to continue as a going concern while maximizing the return to shareholders through the optimization of the debt and equity balances. The Group’s overall strategy remains unchanged during the relevant periods.

The capital structure of the Group consists of net debts (total debts less cash and cash equivalents) and equity attributable to equity holders of the Company, comprising share capital and reserves.

The management of the Group reviews the capital structure periodically. The management considers the cost of capital and the risks associated with the capital. The Group manages its overall capital structure through the payment of dividends and raising of new capital as well as obtaining new debt or redemption of existing debt.

14.	INCOME TAXES

The Company is subject to Hong Kong Profits Tax on its activities conducted in Hong Kong. No provision for Hong Kong Profits tax has been made in the consolidated financial statements as the Company has no assessable profits for the financial periods presented.

The Company’s PRC subsidiaries file tax returns in the PRC. Effective from January 1, 2008, the PRC statutory income tax rate is 25% according to the Enterprise Income Tax Law which was passed by the National People’s Congress on March 16, 2007 and amended on February 24, 2017.

F-18

SURE RICH INVESTMENT (GROUP) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Chinese Renminbi)

14.	INCOME TAXES - CONTINUED

A reconciliation between the income tax expenses and income before income taxes at applicable tax rates is set out below:

	Unaudited March 31, 2018	June 30, 2017	June 30, 2016

Profit before income tax	51,594,082	55,848,177	13,032,953

Taxation at the applicable tax rate of 25%	12,898,521	13,962,061	3,258,391
Tax effect on non-taxable income	-	(53,512)	(36,174)
Tax effects of expense that are not deductible	15,469	190,212	219,565
(Over)/under-provision in respect of previous year	(290,079)	22,582	-
Income taxes	12,623,911	14,121,343	3,441,782

15.	CONTRIBUTION PLAN IN THE PRC

As stipulated by the PRC state regulations, the subsidiaries in the PRC participate in the state run defined contribution retirement scheme. All employees are entitled to an annual pension payment equal to a fixed proportion of the average basic salary of the geographical area of their last employment at their retirement date. The PRC subsidiaries are required to make contributions to the local social security bureau at 29.4% to 37.4% of the previous year’s average basic salary amount of the geographical area where the employees are under employment with the PRC subsidiaries. The Group has no obligation for the payment of pension benefits beyond the annual contributions as set out above.

According to the relevant rules and regulations of the PRC, the PRC subsidiaries and their employees are each required to make contributions to an accommodation fund at 9% of the salaries and wages of the employees which is administered by the Public Accumulation Funds Administration Centre. There is no further obligation for the Group except for such contributions to the accommodation fund. The Group had no significant obligation apart from the contributions as stated above.

F-19

SURE RICH INVESTMENT (GROUP) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Chinese Renminbi)

16.	OPERATING LEASE ARRANGEMENT

The Group has total future minimum lease payments under non-cancellable operating lease payable as follows:

	Unaudited March 31, 2018	June 30, 2017	June 30, 2016

Within 1 year	232,869	115,211	142,667
After 1 year but within 5 years	31,500	-	350,800
	264,369	115,211	493,467

The Group is the lessee of a few office premises and staff residence held under operating leases. The leases typically run for an initial period of one to five years.

As at June 30, 2016, the leases would end on September 6, 2016, November 11, 2016, November 20, 2016 and December 15, 2017 respectively. As at June 30, 2017, the leases would end on September 6, 2017, November 9, 2017, November 20, 2017, December 14, 2017 and June 8, 2018 respectively.

17.	RELATED PARTY BALANCES AND TRANSACTIONS

The Group had the following transactions with related parties during the financial periods:

	Unaudited March 31, 2018	June 30, 2017	June 30, 2016
Revenue generated from related party	14,394,218	25,110,022	12,052,239
Interest income from director	-	214,046	122,655
Trade receivables from related party	8,785,121	15,000,875	13,175,067

	July 1, 2015	Settlement	Repayment	New Loans	June 30, 2016
Amount due to director	(13,395,233)	-	-	-	(13,395,233)
Amount due from director	16,692,476	-	(4,700,000)	4,650,000	16,642,476

	July 1, 2016	Settlement	Repayment	New Loans	June 30, 2017
Amount due to director	(13,395,233)	-	-	-	(13,395,233)
Amount due from director	16,642,476	(178,277)	(4,650,000)	-	11,814,199

	July 1, 2017	Settlement	Repayment	New Loans	March 31, 2018
Amount due to director	(13,395,233)	-	-	-	(13,395,233)
Amount due from director	11,814,199	-	-	1,331,750	13,145,949

F-20

SURE RICH INVESTMENT (GROUP) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Chinese Renminbi)

17.	RELATED PARTY BALANCES AND TRANSACTIONS - CONTINUED

The Group had trade transactions with Fuqing Jing Hong Trading Co., Ltd, the director of which is a family member of Mr. Yang, a director of the Company.

	Unaudited	Unaudited
	March 31, 2018	March 31, 2017	June 30, 2017	June 30, 2016

Revenue	14,394,218	13,990,340	25,110,022	12,052,239
	14,394,218	13,990,340	25,110,022	12,052,239

Management is of the opinion that these related party transactions were conducted in the normal course of business of the Group with standard sales terms and conditions.

18.	STATUTORY RESERVES AND RESTRICTED NET ASSETS

Pursuant to the Company Law of the PRC and the Articles of Association of the PRC subsidiaries, companies are required to appropriate 10% of each year’s net profit of each PRC subsidiary according to the PRC accounting standard and regulations (after offsetting previous years’ losses) to statutory reserve until such reserve reached 50% of its registered capital. Companies are allowed to continue building up its statutory reserve after the 50% benchmark, although not mandatory. Non-PRC subsidiaries are not required to make appropriation for statutory reserve.

Subsidiary	Registered capital	Maximum statutory reserves	Statutory reserves at June 30, 2017	Statutory reserves at June 30, 2016
Fujian Jinou Trading Co., Ltd.	13,383,333	6,691,666	-	-

Fenyang Huaxin Wine Industry Development Co., Ltd.	1,000,000	500,000	1,000,000	378,442

Fenyang Jinqiang Wine Co., Ltd.	5,000,000	2,500,000	4,249,871	947,321

Beijing Huaxin Tianchuang Enterprise Management Consulting Co., Ltd.	1,000,000	500,000	-	-

The appropriation to statutory reserves must be made before distribution of dividends to owners. This reserve is strictly allowed to be used to make up for previous years’ losses, to expand production operations, or to increase the capital of the PRC subsidiaries. The statutory reserve can be transferred to paid-in capital of the PRC subsidiaries, provided that the balance of the statutory reserve after such transfer is not less than 25% of their registered capital.

F-21

SURE RICH INVESTMENT (GROUP) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Chinese Renminbi)

19.	CONTINGENT LIABILITIES

At the end of each reporting periods, neither the Group nor the Company had any significant contingent liabilities.

20.	DETAILS OF SUBSIDIARIES

Company name	Place and date of incorporation	Capital	Attributable Equity interest	Principal activities

Fujian Jinou Trading Co., Ltd.	Established in the PRC	Registered and	100%	Investment
	on July 5,2004	paid-in capital of RMB		holding
		13,383,833

Fenyang Huaxin Wine Industry Development Co., Ltd.	Established in the PRC on November 7, 2013	Registered and Paid-in capital of RMB 1,000,000 Note (i)	100%	Trading of spirit

Fenyang Jinqiang Wine Co., Ltd.	Established in the PRC on November 7, 2013	Registered and Paid-in capital of RMB 5,000,000	92 Note (ii)%	Trading of spirit

Beijing Huaxin Tianchuang Enterprise Management Consulting Co., Ltd.	Established in the PRC on April 14, 2017	Registered and issued capital of RMB1,000,000	51 Note (iii)%	Dormant

Notes:

(i)	The subsidiary’s original registered and paid-in capital was RMB 300,000. The Company made further capital injection on 19 May 2016 in the amount of RMB 700,000.

(ii)	The Company initially acquired 51% of the subsidiary; it subsequently acquired further shareholding of 41% in the amount of RMB 2,050,000 on May 31, 2017.

(iii)	The subsidiary was registered with payable share capital and the Company committed to pay up its share of the issued capital in the amount of RMB 510,000 on 30 March 2037. The amount due to the subsidiary is interest-free and unsecured.

F-22

SURE RICH INVESTMENT (GROUP) LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Chinese Renminbi)

21.	ACQUISITION OF ADDITIONAL INTEREST IN SUBSIDIARY

Fenyang Huaxin Wine Industry Development Co Ltd, acquired additional 41% interest of its subsidiary Fenyang Jinqiang Wine Co Ltd. As at May 31, 2017, the date of acquisition, the net asset value of Fenyang Jinqiang Wine Co Ltd was RMB 34,638, 641, 41% of which would be RMB 14,201,843; this amount has been shown as the reduction to non-controlling interests in the fiscal year ended June 30, 2017. The cash consideration was RMB 2,050,000; the difference between the 41% net asset value as at May 31, 2017 and the cash consideration, which was RMB 12,151,843, has been presented as addition to acquisition reserve.

22.	SUBSEQUENT EVENT

On 7 May 2018, the Company, acquired the remaining 8% of the 92% owned subsidiary Fenyang Jinqiang Wine Co., Ltd, which has become a direct wholly-owned subsidiary of the Company.

On 20 June 2018, the Company was sold to Reliant Galaxy International Limited for 1 share of Reliant Galaxy International Limited for RMB 94,596,363 each.

F-23

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

F-24

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 29, 2018, Oranco Inc. (the “Company”) completed and closed a share exchange under a Share Exchange Agreement, entered into with the shareholders of Reliant Galaxy International Limited (“Reliant Galaxy”) to acquire their 100% of the issued and outstanding common shares in Reliant Galaxy by issuance of 349,296,000 shares of the Company’s common stock with par value of USD 0.001 each.

To rationalize the group structure for the purpose of share exchange with the Company, on 20 June 2018, Reliant Galaxy acquired 100% equity interest in Sure Rich Investment (Group) Limited (“Sure Rich”). Upon completion of this acquisition, Reliant Galaxy became the holding company of Sure Rich.

No financial information of Reliant Galaxy is filed on this Form 8-K as Reliant Galaxy is only an investment holding company with immaterial administrative costs incurred and the management considered that they have no material impacts on the unaudited pro forma condensed combined financial statements.

The following unaudited pro forma condensed combined financial statements are based on our historical financial statements and Sure Rich’s historical consolidated financial statements as adjusted to give effect to Oranco Inc.’s acquisition of Sure Rich Investment (Group) Limited and the related financing transactions.

The unaudited pro forma condensed combined statements of operations for the 9 months ended March 31, 2018 and the year ended June 30, 2017 give effect to these transactions as if they had occurred on July 1, 2016. The unaudited pro forma condensed combined balance sheet as of March 31, 2018 gives effect to these transactions as if they had occurred on July 1, 2016.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read together with Oranco Inc.’s historical financial statements, which are included in Oranco Inc.’s latest annual report on Form10-K and quarterly report on Form 10-Q, and Sure Rich Investment (Group) Limited’s historical information included herein.

F-25

Unaudited Pro Forma Condensed Combined Statements of Operations

Nine Months Ended March 31, 2018

(Chinese Renminbi)

	Oranco Inc. Historical	Sure Rich Investment (Group) Limited Historical	Pro forma adjustments	Notes	Pro forma Combined
Revenue	-	83,258,237	-		83,258,237
	-	83,258,237	-		83,258,237

Cost of sales	-	23,002,777	-		23,002,777
Selling and distribution expenses	-	3,338,043	-		3,338,043
Administrative expenses	201,380	3,686,062	1,041,803	2a	4,929,245
	201,380	30,026,882	1,041,803		30,867,306

Other income	-	(131,447)	-		(131,447)
Interest and other financial charges	2,781	1,768,720	-		1,771,501
Income before income taxes	(204,161)	51,594,082	(1,041,803)		50,348,118

Income taxes	-	12,623,911	-		12,623,911
Net Income/(Loss)	(204,161)	38,970,171	-		37,724,207

Earnings per share					0.09

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

F-26

Unaudited Pro Forma Condensed Combined Balance Sheets

As of March 31, 2018

(Chinese Renminbi)

	Oranco Inc Historical	Sure Rich Investment (Group) Limited Historical	Pro forma adjustment Note 2a	Pro forma adjustment Note 2b	Pro forma adjustment Note 2c	Pro forma adjustment Note 2d	Pro forma combined
Cash and cash equivalents	25,245	23,857,239	(1,041,803)	-	667,606	-	23,508,287
Inventories	-	8,581,472	-	-	-	-	8,581,472
Trade receivables	-	48,745,286	-	-	-	-	48,745,286
Deposits, prepayments and other receivables	162,352	27,093,069	-	-	-	-	28,465,512
Prepaid land lease	-	109,680	-	-	-	-	109,680
Total current assets	187,352	108,386,746	(1,041,803)	-	667,606	-	109,410,237
							-
Property, plant and equipment	-	3,340,057	-	-	-	-	3,340,057
Prepaid land lease	-	4,936,840	-	-	-	-	4,936,840
Total assets	187,352	117,153,643	(1,041,803)	-	667,606	-	117,687,134

Trade payables	26,356	528,608	-	-	-	-	554,940
Receipts in advance, accruals and other payables	255,457	18,463,215	-	(260,796)	-	-	18,457,876
Current tax liabilities	-	4,775,793	-	-	-	-	4,775,793
Total liabilities	281,813	23,767,616	-	(260,796)	-	-	23,788,633

Common stock	264,763	1	-	94,749	83,451	2,311,791	2,754,755
Additional paid-in capital	2,195,680	-	-	166,047	584,155	-	2,945,882
Statutory reserve	-	4,249,871	-	-	-	-	4,249,871
Acquisition reserve	-	12,151,843	-	-	-	-	12,151,843
Reverse acquisition reserve	-	-	-	-	-	(2,311,791)	(2,311,791)
Accumulated (deficit)/surplus	(2,554,904)	78,194,648	(1,041,803)	-	-	-	74,107,941
Total shareholders’ equity	(94,461)	94,596,363	(1,041,803)	260,796	667,606	-	93,898,501

Total liabilities and shareholders’ equity	187,182	117,153,643	(1,041,803)	260,796	667,606	-	117,687,134

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

F-27

Unaudited Pro Forma Condensed Combined Statements of Operations

year ended JUNE 30, 2017

(Chinese Renminbi)

	Oranco Inc. Historical	Sure Rich Investment (Group) Limited Historical	Pro forma adjustments	Notes	Pro forma Combined
Revenue	-	91,144,666	-		91,144,666
	-	91,144,666	-		91,144,666

Cost of sales	-	24,065,113	-		24,065,113
Selling and distribution expenses	-	2,521,950	-		2,521,950
Administrative expenses	200,916	5,516,707	2,050,023	2a	7,767,646
	200,916	32,103,770	2,050,023		34,354,709

Other income	(20)	(227,552)	-		(227,572)
Interest and other financial charges	3,446	3,420,272	-		3,423,718
Income/(Loss) before income taxes	(204,342)	55,848,176	(2,050,023)		53,593,811

Income taxes	-	14,121,343	-		14,121,343
Net Income/(Loss)	(204,342)	41,726,833	(2,050,023)		39,472,468

Earnings per share				3	0.09

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

F-28

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(Chinese Renminbi)

1.	Basis of presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the business combination under common control of accounting in accordance with ASC Topic 805, Business Combinations. All the assets and liabilities of the Company and Sure Rich were combined using their book values.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of Sure Rich Investment (Group) Limited as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination.

2.	Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change.

(a)	These adjustments relate to the costs as following:

	USD	RMB
For the nine months ended March 31, 2018
Listing costs – legal fees	90,000	600,867
Salaries	132,000	1,040,411
Public Relation fees	6,000	408,746
Total	228,000	2,050,023

For the year ended June 30, 2017
Salaries	99,000	747,112
Public Relation fees	45,000	294,691
Total	144,000	1,041,803

(b)	This adjustment relates to the issue of 15,000,000 shares of nominal value of USD 0.001 to settle debt of RMB 260,796 (USD 41,287) owed to a Director on April 25, 2018.

(c)	This adjustment relates to the issue of 13,000,000 shares of nominal value of USD 0.001 for cash consideration of RMB 667,606 (USD 104,000) to 3 shareholders on May 30, 2018.

(d)	This adjustment relates to the issue of 349,296,000 shares of nominal value of USD 0.001 to the shareholders of Reliant Galaxy International Limited for exchange of 100% share capital of Reliant Galaxy International Limited on June 29, 2018.

3.	Pro forma earnings per share

There would be 419,487,480 shares of nominal value of USD 0.001 each in issue should these transactions had occurred on July 1, 2016.

F-29